                                                                               .
                                                                               .
                                                                               .

                                                                   EXHIBIT 99(b)

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE NUMBER
                                                               -----------
Report of Independent Registered Public Accounting Firm.....       F-1
Consolidated Balance Sheets as of December 31, 2002 and
  2003......................................................       F-2
Consolidated Statements of Income for the years ended
  December 31, 2001, 2002 and 2003..........................       F-3
Consolidated Statements of Shareholders' Equity and Other
  Comprehensive Income for the years ended December 31,
  2001, 2002 and 2003.......................................       F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 2001, 2002 and 2003..........................       F-5
Notes to Consolidated Financial Statements..................       F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of King Pharmaceuticals, Inc.

     In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of King Pharmaceuticals, Inc. and its subsidiaries at December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 22 to the consolidated financial statements, in 2002 the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets.

PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 19, 2004, except for Note 26,
which is as of September 2, 2004

                           KING PHARMACEUTICALS, INC.

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2002 AND 2003
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 2002         2003
                                                              ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  588,225   $  146,053
  Restricted cash...........................................          --      133,969
  Marketable securities.....................................     227,263           --
  Accounts receivable, net of allowance of $7,513 and
     $11,055................................................     159,987      246,417
  Inventories...............................................     162,606      260,886
  Deferred income tax assets................................     106,168      124,930
  Prepaid expenses and other current assets.................      12,906       30,036
  Assets related to discontinued operations.................       4,547        4,012
                                                              ----------   ----------
          Total current assets..............................   1,261,702      946,303
Property, plant and equipment, net..........................     217,114      257,659
Goodwill....................................................      12,742      121,355
Intangible assets, net......................................   1,011,240    1,552,492
Other assets (includes restricted cash of $0 and $30,265)...      39,531       76,117
Deferred income tax assets..................................          --       19,307
Assets related to discontinued operations...................     208,331      204,501
                                                              ----------   ----------
          Total assets......................................  $2,750,660   $3,177,734
                                                              ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   49,889   $   83,078
  Accrued expenses..........................................     297,528      506,033
  Income taxes payable......................................      21,247       79,641
  Current portion of long term debt.........................       1,300           97
                                                              ----------   ----------
          Total current liabilities.........................     369,964      668,849
Long-term debt..............................................     345,093      345,000
Deferred income tax liabilities.............................      33,596           --
Other liabilities...........................................      70,824      121,705
                                                              ----------   ----------
          Total liabilities.................................     819,477    1,135,554
                                                              ----------   ----------
Commitments and contingencies (Note 17)
Shareholders' equity:
  Preferred stock, 15,000,000 shares authorized, no shares
     issued or outstanding..................................          --           --
  Common stock, no par value, 300,000,000 shares authorized,
     240,624,751 and 241,190,852 shares issued and
     outstanding............................................   1,201,897    1,205,970
  Retained earnings.........................................     729,241      835,097
  Accumulated other comprehensive income....................          45        1,113
                                                              ----------   ----------
          Total shareholders' equity........................   1,931,183    2,042,180
                                                              ----------   ----------
          Total liabilities and shareholders' equity........  $2,750,660   $3,177,734
                                                              ==========   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                2001         2002         2003
                                                              ---------   ----------   ----------
Revenues:
  Net sales.................................................  $ 802,380   $1,030,119   $1,440,888
  Royalty revenue...........................................     46,774       58,375       68,365
                                                              ---------   ----------   ----------
         Total revenues.....................................    849,154    1,088,494    1,509,253
                                                              ---------   ----------   ----------
Operating costs and expenses:
  Costs of revenues, exclusive of depreciation shown
    below...................................................    183,862      291,098      381,794
                                                              ---------   ----------   ----------
  Selling, general and administrative, exclusive of
    co-promotion fees.......................................    150,786      174,666      293,834
  Co-promotion fees.........................................     89,041      186,657      193,350
                                                              ---------   ----------   ----------
         Total selling, general and administrative..........    239,827      361,323      487,184
                                                              ---------   ----------   ----------
  Research and development..................................     26,507       28,184       44,078
  Research and development -- in process upon acquisition...         --       12,000      194,000
                                                              ---------   ----------   ----------
         Total research and development.....................     26,507       40,184      238,078
                                                              ---------   ----------   ----------
  Depreciation and amortization.............................     43,500       51,377      113,745
  Intangible asset impairment...............................         --       66,844      124,616
  Merger, restructuring, and other special charges..........      4,079        5,911           --
  Gain on sale of intangible assets.........................         --           --      (12,025)
                                                              ---------   ----------   ----------
         Total operating costs and expenses.................    497,775      816,737    1,333,392
                                                              ---------   ----------   ----------
  Operating income..........................................    351,379      271,757      175,861
                                                              ---------   ----------   ----------
Other income (expense):
  Interest income...........................................     10,975       22,395        6,849
  Interest expense..........................................    (12,684)     (12,419)     (13,396)
  Valuation benefit (charge) -- convertible notes
    receivable..............................................         --      (35,629)      18,151
  Extinguishment of debt expense............................    (22,903)          --           --
  Other, net................................................      6,313         (884)        (629)
                                                              ---------   ----------   ----------
         Total other income (expense).......................    (18,299)     (26,537)      10,975
                                                              ---------   ----------   ----------
  Income from continuing operations before income taxes and
    cumulative effect of change in accounting principle.....    333,080      245,220      186,836
Income tax expense..........................................   (123,829)     (76,774)     (74,889)
                                                              ---------   ----------   ----------
Income from continuing operations before cumulative effect
  of change in accounting principle.........................    209,251      168,446      111,947
Discontinued operations (Note 26):
  Income (loss) from discontinued operations, including
    expected loss on disposal...............................     14,887       22,443       (9,747)
  Income tax (expense) benefit..............................     (5,657)      (8,369)       3,656
                                                              ---------   ----------   ----------
         Total income (loss) from discontinued operations...      9,230       14,074       (6,091)
                                                              ---------   ----------   ----------
    Income before cumulative effect of change in accounting
      principle.............................................    218,481      182,520      105,856
Cumulative effect of change in accounting principle, net of
  taxes of $325.............................................       (545)          --           --
                                                              ---------   ----------   ----------
Net income..................................................  $ 217,936   $  182,520   $  105,856
                                                              =========   ==========   ==========
Income per common share:
  Basic: Income from continuing operations before cumulative
         effect of change in accounting principle...........  $    0.90   $     0.69   $     0.46
       Income (loss) from discontinued operations...........       0.04         0.06        (0.02)
       Cumulative effect of change in accounting
    principle...............................................         --           --           --
                                                              ---------   ----------   ----------
       Net income...........................................  $    0.94   $     0.75   $     0.44
                                                              =========   ==========   ==========
  Diluted: Income from continuing operations before
           cumulative effect of change in accounting
           principle........................................  $    0.89   $     0.68   $     0.46
         Income (loss) from discontinued operations.........       0.04         0.06        (0.02)
         Cumulative effect of change in accounting
    principle...............................................         --           --           --
                                                              ---------   ----------   ----------
         Net income.........................................  $    0.93   $     0.74   $     0.44
                                                              =========   ==========   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                         AND OTHER COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             ACCUMULATED
                                            COMMON STOCK                        OTHER
                                      ------------------------   RETAINED   COMPREHENSIVE
                                        SHARES        AMOUNT     EARNINGS      INCOME         TOTAL
                                      -----------   ----------   --------   -------------   ----------
Balance, December 31, 2000..........  170,841,178   $  658,948   $328,785      $   --       $  987,733
                                      -----------   ----------   --------      ------       ----------
Comprehensive income:
  Net income........................           --           --    217,936          --          217,936
                                                                                            ----------
          Total comprehensive
            income..................                                                           217,936
                                                                                            ----------
  Four for three common stock
     split..........................   56,941,365         (418)        --          --             (418)
  Stock option activity.............    1,918,441       43,287         --          --           43,287
  Issuance of common shares.........   17,992,000      659,746         --          --          659,746
                                      -----------   ----------   --------      ------       ----------
Balance, December 31, 2001..........  247,692,984    1,361,563    546,721          --        1,908,284
                                      -----------   ----------   --------      ------       ----------
Comprehensive income:
  Net income........................           --           --    182,520          --          182,520
  Net unrealized gain on marketable
     securities, net of tax of
     $24............................           --           --         --          45               45
                                                                                            ----------
          Total comprehensive
            income..................                                                           182,565
                                                                                            ----------
  Stock option activity.............      431,767        6,608         --          --            6,608
  Stock repurchases.................   (7,500,000)    (166,274)        --          --         (166,274)
                                      -----------   ----------   --------      ------       ----------
Balance, December 31, 2002..........  240,624,751    1,201,897    729,241          45        1,931,183
                                      -----------   ----------   --------      ------       ----------
Comprehensive income:
  Net income........................           --           --    105,856          --          105,856
  Net unrealized gain on marketable
     securities, net of tax of
     $363...........................           --           --         --         674              674
  Foreign currency translation, net
     of tax of $212.................                                              394              394
                                                                                            ----------
          Total comprehensive
            income..................                                                           106,924
                                                                                            ----------
  Stock option activity.............      566,101        4,073         --          --            4,073
                                      -----------   ----------   --------      ------       ----------
Balance, December 31, 2003..........  241,190,852   $1,205,970   $835,097      $1,113       $2,042,180
                                      ===========   ==========   ========      ======       ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
                                 (IN THOUSANDS)

                                                                2001       2002       2003
                                                              --------   --------   --------
Cash flows from operating activities of continuing
  operations:
  Net income from continuing operations.....................  $208,706   $168,446   $111,947
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................    43,500     52,051    114,672
    Amortization of deferred financing costs................     1,040      2,898      3,160
    Extinguishment of debt expense..........................    22,902         --         --
    Cumulative effect of change in accounting principle.....       870         --         --
    Stock compensation charge...............................     3,229         --         --
    Write-off of inventory..................................        --     15,152         --
    Deferred income taxes...................................    15,209    (78,061)  (130,593)
    Valuation charge on convertible notes receivable........        --     35,443    (18,151)
    Net unrealized gain on convertible notes receivable.....    (8,546)        --         --
    Tax benefits of stock options exercised.................    12,430      2,206         --
    Impairment of intangible assets.........................        --     66,844    124,616
    In-process research and development charges.............        --     12,000    194,000
    Gain on sale of intangible assets.......................        --         --    (12,020)
    Other non-cash items, net...............................     2,948      4,525      6,058
    Changes in operating assets and liabilities:
      Accounts receivable...................................   (44,114)    (3,713)   (84,186)
      Inventories...........................................   (44,596)   (69,193)   (52,855)
      Prepaid expenses and other current assets.............      (484)    (5,090)    27,307
      Other assets..........................................     3,136     (1,020)    (2,578)
      Accounts payable......................................    (9,722)    31,318     34,708
      Accrued expenses and other liabilities................    41,519    197,304     68,139
      Deferred revenue......................................    (9,247)    (9,090)    (9,092)
      Income taxes..........................................    23,320      5,160     60,554
                                                              --------   --------   --------
      Net cash provided by operating activities of
       continuing operations................................   262,100    427,180    435,686
                                                              --------   --------   --------
Cash flows from investing activities of continuing
  operations:
  Purchases of investment securities........................   (49,880)  (823,112)   (25,903)
  Proceeds from maturity and sale of investment
    securities..............................................        --    645,798    253,097
  Transfer (to)/from restricted cash........................        --         --    (67,743)
  Convertible senior notes..................................   (10,000)   (10,000)        --
  Loans receivable..........................................   (15,000)        --         --
  Purchases of property, plant and equipment................   (40,167)   (73,587)   (51,201)
  Acquisition of primary care business of Elan..............        --         --   (761,745)
  Acquisition of Meridian...................................        --         --   (238,498)
  Purchases of intangible assets............................  (286,500)  (210,800)   (12,300)
  Proceeds from loan receivable.............................    14,086      4,310     13,320
  Proceeds from sale of intangible assets...................     3,332         --     15,659
  Other investing activities................................     1,446      4,388        295
                                                              --------   --------   --------
Net cash used in investing activities of continuing
  operations................................................  (382,683)  (463,003)  (875,019)
                                                              --------   --------   --------
Cash flows from financing activities of continuing
  operations:
  Proceeds from revolving credit facility...................    75,000         --    125,000
  Payments on revolving credit facility.....................   (75,000)        --   (125,000)
  Proceeds from issuance of common shares and exercise of
    stock options, net......................................   684,435      4,402      4,053
  Stock repurchases.........................................        --   (166,274)        --
  Payment of senior subordinated debt.......................  (115,098)        --         --
  Payments on other long-term debt..........................    (1,489)    (1,361)    (1,296)
  Proceeds from convertible debentures......................   345,000         --         --
  Debt issuance costs.......................................   (11,100)    (4,850)      (214)
  Other.....................................................      (418)        --         --
                                                              --------   --------   --------
Net cash provided by (used in) financing activities of
  continuing operations.....................................   901,330   (168,083)     2,543
                                                              --------   --------   --------
Net cash provided by (used in) discontinued operations......    17,460    (82,471)    (5,382)
Increase (decrease) in cash and cash equivalents............   798,207   (286,377)  (442,172)
Cash and cash equivalents, beginning of year................    76,395    874,602    588,225
                                                              --------   --------   --------
Cash and cash equivalents, end of year......................  $874,602   $588,225   $146,053
                                                              ========   ========   ========
Supplemental disclosure of cash paid for:
Interest....................................................  $ 15,433   $ 11,731   $ 13,396
                                                              ========   ========   ========
Taxes.......................................................  $ 96,773   $153,966   $144,918
                                                              ========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1.  THE COMPANY

     King Pharmaceuticals, Inc. ("King" or the "Company") is a vertically integrated pharmaceutical company that develops, manufactures, markets and sells branded prescription pharmaceutical products. Through a national sales force and co-promotion arrangements, King markets its branded pharmaceutical products to general/family practitioners, internal medicine physicians, cardiologists, endocrinologists, neurologists, psychiatrists, obstetricians/gynecologists, and hospitals across the United States and in Puerto Rico. The Company also provides contract manufacturing for a number of the world's leading pharmaceutical and biotechnology companies. In addition, the Company receives royalties from the rights of certain products (Adenocard(R) and Adenoscan(R)) previously sold.

     These consolidated financial statements include the accounts of King and all of its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities are affected by such estimates and assumptions. The most significant assumptions are employed in estimates used in determining allowances for doubtful accounts, values of inventories and intangible assets, accruals for rebates, returns and chargebacks, as well as estimates used in applying the revenue recognition policy and accounting for the Novavax convertible senior notes and the Co-Promotion Agreement with Wyeth. The Company is subject to risks and uncertainties that may cause actual results to differ from those estimates.

     Revenue recognition. Revenue is recognized when title and risk of loss are transferred to customers, collection of sales is reasonably assured, and we have no further performance obligations. This is generally at the time products are received by the customer. Accruals for estimated discounts, returns, rebates and chargebacks, determined based on historical experience, reduce revenues at the time of sale and are included in accrued expenses. Medicaid and certain other governmental pricing programs involve particularly difficult interpretations of relevant statutes and regulatory guidance, which are complex and, in certain respects, ambiguous. Moreover, prevailing interpretations of these statutes and guidance can change over time. Royalty revenue is recognized based on a percentage of sales (namely, contractually agreed-upon royalty rates) reported by third parties. For the year ended December 31, 2002, the Company deferred recognition of revenue associated with a purchase of our products by the King Benevolent Fund. The Company is recognizing the deferred revenue as the purchased products are distributed by the King Benevolent Fund. (see Note 19.)

     Accruals for rebates, returns, and chargebacks. We establish accruals for rebates, returns, and chargebacks in the same period we recognize the related sales. The accruals reduce revenues and are included in accrued expenses. Accrued rebates include amounts due under Medicaid, managed care rebates and other commercial contractual rebates. We estimate accrued rebates based on a percentage of selling price determined from historical experience. With respect to accruals for estimated Medicaid rebates, we evaluate our historical rebate payments by product as a percentage of historical sales, product pricing and current contracts. At the time of rebate payment, which generally occurs with a delay after the related sale, we record a reduction to accrued expenses and, at the end of each quarter, adjust accrued expenses for any differences between estimated and actual payments. Due to estimates and assumptions inherent in determining the amount of the rebate, rebate payments remain subject to retroactive adjustment. Returns are accrued based on historical experience. Chargebacks are based on the estimated days of unprocessed claims using historical experience. In all cases, judgment is required in estimating

                           KING PHARMACEUTICALS, INC.

these reserves, and actual claims for rebates, returns and chargebacks could be different from the estimates. Medicaid and certain other governmental pricing programs involve particularly difficult interpretations of relevant statutes and regulatory guidance, which are complex and, in certain respects, ambiguous. Moreover, prevailing interpretations of these statutes and guidance can change over time.

     Shipping and Handling Costs. The Company incurred $2,455, $2,072, $2,790 in 2001, 2002, and 2003 respectively, related to third-party shipping and handling costs classified with selling, general and administrative expenses in the consolidated statements of operations. The Company does not bill customers for such costs.

     Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company's cash and cash equivalents are placed in large domestic banks, which limits the amount of credit exposure.

     Marketable Securities. The Company classifies its existing marketable securities as available-for-sale. These securities are carried at fair market value based on current market quotes, with unrealized gains and losses reported in shareholders' equity as a component of other comprehensive income. Gains or losses on securities sold are based on the specific identification method. The Company's policy is to only invest in high-grade corporate bonds, government agencies and municipalities. The Company reviews its investment portfolio as deemed necessary and, where appropriate, adjusts individual securities for other-than-temporary impairments. The Company does not hold these securities for speculative or trading purposes.

     Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Product samples held for distribution to third parties represent 11% and 7% of inventory as of December 31, 2002 and December 31, 2003, respectively. Product sample costs are charged to selling, general and administrative costs in the accompanying consolidated statement of income upon distribution to a third party.

     Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Litigation. At various times the Company may be involved in patent, product liability, consumer, commercial, environmental and tax litigations and claims; government investigations; and other legal proceedings that arise from time to time in the ordinary course of business (see Note 17). The Company accrues for amounts related to these legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable.

     Financial Instruments and Derivatives. The Company does not use financial instruments for trading purposes. Interest rate protection agreements, which are a type of derivative instrument, are sometimes used to manage interest rate risks. The notional amounts of the interest rate protection agreements entered into by the Company are used to measure the interest to be paid or received and do not represent the amount of exposure to loss. At December 31, 2002 and 2003, the Company did not have any interest rate protection agreements or other derivatives outstanding.

     The fair value of financial instruments is determined by reference to various market data or other valuation techniques as appropriate. Unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.

     The Company recognized the cumulative effect of a change in accounting principle of $545, net of income taxes of $325, during the first quarter of 2001, due to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, which establishes accounting and reporting standards for

                           KING PHARMACEUTICALS, INC.

derivative instruments and hedging activities. As of December 31, 2002 and 2003, the Company held no derivative financial instruments.

     Property, Plant and Equipment. Property, plant and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method for financial statement purposes and accelerated methods for income tax purposes. The estimated useful lives are principally 15 to 40 years for buildings and improvements and 3 to 15 years for machinery and equipment.

     The Company capitalizes certain computer software and development costs incurred in connection with developing or obtaining computer software for internal use. Capitalized software costs are amortized over the estimated useful lives of the software which generally range from 3 to 7 years.

     In the event that facts and circumstances indicate that the carrying amount of property, plant and equipment may be impaired, evaluation of recoverability is performed using the estimated future undiscounted cash flows associated with the asset compared to the asset's carrying amount to determine if a write-down is required. To the extent such projection indicates that undiscounted cash flow is not expected to be adequate to recover the carrying amount, the asset would be written down to its fair value.

     Intangible Assets and Goodwill. Intangible assets, which include primarily acquired product rights, trademarks, and patents, are stated at cost, net of accumulated amortization. Amortization is computed over the estimated useful lives, ranging from 2 to 40 years, using primarily the straight-line method. Beginning in 2002, goodwill and certain other intangible assets are not amortized, but are tested for impairment on an annual basis, or more frequently if conditions warrant interim testing. The Company reviews its intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company reviews goodwill for possible impairment annually, or whenever events or circumstances indicate that the carrying amount may not be recoverable. In evaluating goodwill for impairment, the Company estimates fair value of the Company's individual business reporting units on a discounted cash flow basis. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and, in some cases, the current fair value of the asset. In addition, the Company's amortization policies reflect judgments on the estimated useful lives of assets.

     Research and Development Costs. Research and development costs are expensed as incurred. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval. Payments made to third parties subsequent to regulatory approval are capitalized and amortized over the remaining useful life. Amounts capitalized for such payments are included in intangibles assets. Acquired research and development projects for products that have not received regulatory approval and that do not have alternative future use are expensed.

     Deferred Financing Costs. Financing costs related to the $345,000 convertible debt are being amortized over five years to the first date the debt can be put by the holders to the Company. Financing costs related to the Senior Secured Revolving Credit Facility (Note 12) are being amortized over five years, the term of the facility.

     Insurance. The Company is self-insured with respect to its healthcare benefit program. The Company pays a fee to a third party to administer the plan. The Company has stop loss coverage on a per employee basis as well as in the aggregate. Self-insured costs are accrued based upon reported claims and an estimated liability for claims incurred but not reported.

                           KING PHARMACEUTICALS, INC.

     Advertising. The Company expenses advertising costs as incurred and these costs are included as selling, general and administrative expenses. Advertising costs for the years ended December 31, 2001, 2002, and 2003 were $48,460, $56,532, and $71,043 respectively.

     Promotional Fees to Wyeth. On June 22, 2000, the Company entered into a Co-Promotion Agreement with Wyeth to promote Altace(R) in the United States and Puerto Rico through October 29, 2008. Under the agreement, Wyeth paid an upfront fee of $75,000 to King, which was classified as other liabilities and is being amortized as a reduction of marketing expenses over the term of the agreement.

     In connection with the Co-Promotion Agreement with Wyeth, the Company agreed to pay Wyeth an annual promotional fee as follows:

     - For 2001 and 2002, approximately 20% of Altace(R) net sales up to $165,000, 50% of Altace(R) net sales from $165,000 to $465,000 and 52.5%
       of Altace(R) net sales in excess of $465,000.

     - For years subsequent to 2002 through 2008, approximately 15% of Altace(R) net sales up to $165,000, 50% of Altace(R) net sales from $165,000 to $465,000 and 52.5% of Altace(R) net sales in excess of $465,000.

     The co-promotion fee is accrued quarterly based on a percentage of Altace(R) net sales at a rate equal to the expected relationship of the expected co-promotion fee for the year to applicable expected Altace(R) net sales for the year.

     Stock Compensation. The Company has adopted the disclosure only provision of SFAS No. 123, "Accounting for Stock Based Compensation." Accordingly, since options were granted at fair value, no compensation cost has been recognized for stock options granted to date. Had compensation cost for these plans been determined for options granted, consistent with SFAS No. 123, the Company's net income and diluted income per share would have decreased to the following pro forma amounts for the years ended December 31, 2001, 2002 and 2003:

                                                           2001       2002       2003
                                                         --------   --------   --------
Income before cumulative effect of change in accounting
  principle:
  As reported..........................................  $218,481   $182,520   $105,856
  Compensation costs for options granted...............    13,643      8,142      1,506
                                                         --------   --------   --------
  Pro forma............................................  $204,838   $174,378   $104,350
                                                         ========   ========   ========
Net income:
  As reported..........................................  $217,936   $182,520   $105,856
  Compensation costs for options granted...............    13,643      8,142      1,506
                                                         --------   --------   --------
  Pro forma............................................  $204,293   $174,378   $104,350
                                                         ========   ========   ========
Diluted income per share:
Income before cumulative effect of change in accounting
  principle:
  As reported..........................................  $   0.93   $   0.74   $   0.44
                                                         ========   ========   ========
  Pro forma............................................  $   0.88   $   0.71   $   0.43
                                                         ========   ========   ========
Net income:
  As reported..........................................  $   0.93   $   0.74   $   0.44
                                                         ========   ========   ========
  Pro forma............................................  $   0.87   $   0.71   $   0.43
                                                         ========   ========   ========

                           KING PHARMACEUTICALS, INC.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2001, 2002 and 2003:

                                                              2001    2002    2003
                                                              -----   -----   -----
Expected life of option.....................................   4.00    4.00    4.00
Risk-free interest rate.....................................   3.60%   3.07%   2.79%
Expected volatility.........................................  62.38%  71.59%  61.00%
Expected dividend yield.....................................   0.00%   0.00%   0.00%

     The weighted average fair values of options granted during 2001, 2002 and 2003 are $19.38, $10.91, and $7.63, respectively.

     Accounting Standards Not Yet Adopted. In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires a variable interest entity to be consolidated by a company if that company is required to absorb a majority of the variable interest entity's expected losses or entitled to receive a majority of the entity's residual returns or both. The Company is in the process of assessing what impact this pronouncement will have on its consolidated financial statements. Based on its preliminary analysis of the impact of FIN 46, the Company believes that it is reasonably possible that Novavax, Inc. ("Novavax") could be a variable interest entity, and our interest in Novavax may require that the Company consolidate Novavax in the first quarter of 2004.

     During the period from December 2000 through June 2002, the Company provided $40.0 million in financing to Novavax in the form of notes receivable convertible to common stock of Novavax. In addition, during 2001, the Company obtained an exclusive worldwide license to promote, market, distribute and sell Estrasorb(TM) and Androsorb(TM), following approval, except in the United States and Puerto Rico, where King and Novavax will co-market the products. Once approved, the Company will pay Novavax a royalty based on a percentage of net sales of the products outside of the United States and Puerto Rico. Novavax will pay King a co-promotion fee equal to 50% of net sales less cost of revenues of the products within the United States and Puerto Rico. The New Drug Application for Estrasorb(TM) was approved by the U.S. Food and Drug Administration during October 2003. King owns approximately 0.9% of Novavax common stock.

     At September 30, 2003, Novavax reported total assets of $61.6 million, total liabilities of $48.7 million, revenues for the nine months ended September 30, 2003 of $7.7 million, and a net loss of $14.2 million for the nine months ended September 30, 2003.

     Reclassifications. Certain amounts from the prior consolidated financial statements have been reclassified to conform to the presentation adopted in 2003.

3.  CONCENTRATIONS OF CREDIT RISK

     A significant portion of the Company's sales is to wholesaler customers in the pharmaceutical industry. The Company monitors the extension of credit to customers and has not experienced significant credit losses. The following table represents the relative percentage of accounts receivable from significant customers compared to net accounts receivable:

                                                              2001   2002   2003
                                                              ----   ----   ----
Customer A..................................................  25.4%  15.1%  28.4%
Customer B..................................................  15.4%  13.2%  19.2%
Customer C..................................................  12.1%  18.5%  20.8%

                           KING PHARMACEUTICALS, INC.

     The following table represents a summary of sales to significant customers as a percentage of the Company's total revenues, including revenues from discontinued operations:

                                                              2001   2002   2003
                                                              ----   ----   ----
Customer A..................................................  20.2%  21.5%  20.8%
Customer B..................................................  17.5%  32.9%  26.0%
Customer C..................................................  18.4%  24.0%  15.5%

     The Company invests its excess cash primarily in government, municipal obligations and high-quality corporate debt securities and commercial paper. The commercial paper securities are highly liquid and the remaining investments typically mature within two years (although there is an established secondary market for sales at any given time). Based on the nature of the financial instruments and/or historical realization of these financial instruments, management believes they bear minimal risk.

4.  MARKETABLE SECURITIES

     The following table represents the contractual maturities of marketable securities held as of December 31, 2002 and 2003:

                                                                2002       2003
                                                              --------   --------
Less than one year..........................................  $554,562   $102,925
One to five years...........................................   170,930         --
                                                              --------   --------
          Total securities available-for-sale...............  $725,492   $102,925
                                                              ========   ========

     All available-for-sale securities are considered current, as the Company intends to use them for current operating and investing purposes. At December 31, 2002 and 2003, approximately $498,229 and $102,925, respectively, of available-for-sale securities with original maturities of 90 days or less were included in cash and cash equivalents. The remaining amounts totaling approximately $227,263 at December 31, 2002 are classified as marketable securities on the Company's balance sheet.

     At December 31, 2002, the Company had net unrealized gains from marketable securities of $45, net of tax, recorded in other comprehensive income. The carrying amount of available-for-sale securities and their approximate fair values at December 31, 2003 were as follows:

                                                      GROSS        GROSS
                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                          COST        GAINS        LOSSES      VALUE
                                        ---------   ----------   ----------   --------
Municipal obligations.................  $ 70,925      $  --        $  --      $ 70,925
Corporate bonds.......................    32,000         --           --        32,000
                                        --------      -----        -----      --------
  Total...............................  $102,925      $  --        $  --      $102,925
                                        ========      =====        =====      ========

     The Company realized $1,960 and $178 of net gains on marketable securities during 2002 and 2003, respectively.

     At December 31, 2002 and December 31, 2003, the Company held Novavax common stock with a market value of $46 and $1,952, respectively, which is classified as other assets in the accompanying financial statements (see Note 9). At December 31, 2003, the Company had net unrealized gains from Novavax common stock of $719, net of tax, recorded in other comprehensive income.

                           KING PHARMACEUTICALS, INC.

5.  INVENTORY

     Inventory consists of the following:

                                                                2002       2003
                                                              --------   --------
Raw materials...............................................  $ 56,778   $139,675
Work-in process.............................................     7,810     11,508
Finished goods (including $16,632 and $17,185 of sample
  inventory, respectively)..................................   105,947    140,308
                                                              --------   --------
                                                               170,535    291,491
Less inventory valuation allowance..........................    (7,929)   (30,605)
                                                              --------   --------
                                                              $162,606   $260,886
                                                              ========   ========

     DSM Pharmaceuticals, Inc. ("DSM") one of the Company's third-party manufacturers, informed the Company on November 21, 2001, that they ceased operations at their sterile manufacturing facilities in Greenville, North Carolina, as a result of U.S. Food and Drug Administration ("FDA") concerns relating to compliance issues. Due to the compliance issues, DSM recommended that the Company initiate a voluntary recall of all products that they manufacture for King. The Company initiated a voluntary recall of these products on December 18, 2001. As a result, the Company recorded special charges, included as cost of revenues, of $5,933, $1,206, and $1,227 during 2001, 2002, and 2003, respectively, primarily to provide for product returns and the write-off of inventory.

     During 2001, the Company wrote-off obsolete Levoxyl(R) inventory of $2,059. The FDA approved the New Drug Application ("NDA") for a new formulation of Levoxyl(R) on May 25, 2001. Pursuant to FDA guidance, the Company may distribute only the FDA-approved new formulation of Levoxyl(R) after August 14, 2001.

     The Company recorded a special charge in the amount of $1,827 during 2002 relating primarily to the Company's voluntary recall of Liqui-Char(R) and Theravac(R), two of the Company's smaller volume products.

     As discussed in Note 8 below, the Company donated $15,152 of Lorabid(R) inventory to a charitable organization as a result of the decision in the fourth quarter of 2002 to divest the Lorabid(R) intangible assets and accrued a $49,877 liability related to the excess purchase commitments under the Lorabid(R) supply agreement. In the fourth quarter of 2003, the Company recorded an additional $29,959 liability related to the excess purchase commitments under the Lorabid(R) supply agreement.

     During 2003, the Company recorded special charges of $3,088, primarily related to voluntary recalls of certain lots of Levoxyl.

     During 2003, the Company recorded special charges of $2,144 relating to the step-up in the cost of Meridian's inventory at the time of acquisition.

                           KING PHARMACEUTICALS, INC.

6.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                2002       2003
                                                              --------   --------
Land........................................................  $  9,108   $  9,476
Buildings and improvements..................................    87,908    102,346
Machinery and equipment.....................................    92,104    178,635
Equipment under capital lease...............................     1,018         --
Capital projects in progress................................    73,151     34,160
                                                              --------   --------
                                                               263,289    324,617
          Less accumulated depreciation.....................   (46,175)   (66,958)
                                                              --------   --------
                                                              $217,114   $257,659
                                                              ========   ========

     Included in net property, plant and equipment as of December 31, 2002 and 2003 are computer software costs of $1,247 and $29,914, respectively. Computer software costs during 2003 are primarily related to the new information technology system.

     Depreciation expense for the years ended December 31, 2001, 2002 and 2003 was $9,749, $11,233, and $21,285, respectively, which includes $424, $632 and $3,687, respectively, related to computer software.

     The Company's Rochester facility manufactures products for the Company and various third-party manufacturers. At December 31, 2003, the net carrying value of the property, plant and equipment at the Rochester facility and the intangible assets considered part of the Rochester asset group were $82,158 and $18,265, respectively. Overall production volume at this facility declined during the year ended December 31, 2003. The Company currently has plans to transfer to this facility the manufacture of some of its products that are currently manufactured for the Company by third parties. This should increase production and overall profitability at the Rochester facility. Management currently believes that these long-term assets are not impaired based on estimated undiscounted future cash flows. However, if production volumes continue to decline and/or if the Company is not successful in transferring additional production to the facility, the Company may have to write-off a portion of the property, plant, equipment and intangible assets associated with this facility.

7.  ACQUISITIONS AND DISPOSITIONS

     On June 12, 2003, the Company acquired the primary care business of Elan Corporation, plc ("Elan") and of some of its subsidiaries in the United States and Puerto Rico, including the rights to Sonata(R) and Skelaxin(R) and the rights pertaining to potential new formulations of these products, together with Elan's United States primary care field sales force. The Company believes that the acquisition of these branded pharmaceutical products should provide additional growth opportunities in the branded pharmaceuticals segment through promotional activities, development opportunities and a significantly expanded field sales force. Product rights subject to the agreement include those related to Sonata(R), a nonbenzodiazepine treatment for insomnia, and Skelaxin(R), a muscle relaxant, in the United States, its territories and possessions, and Puerto Rico. Under the terms of the agreement, Elan's sale of Skelaxin(R) included related New Drug Applications, copyrights, trademarks, patents and rights pertaining to potential new formulations of Skelaxin(R). Elan's sale of Sonata(R) included its rights to the product, as well as certain related copyrights. The Company also acquired certain intellectual property, regulatory and other assets relating to Sonata(R) directly from Wyeth. Under the terms of the agreement, the Company secured an exclusive license to the intellectual property rights, in this territory, of both Wyeth and Elan to the extent they relate to new formulations of Sonata(R), other than for use in animals.

                           KING PHARMACEUTICALS, INC.

     The total initial purchase price of $814,368 includes the cost of acquisition, assumed liabilities and a portion of contingent liabilities. See the allocation of the purchase price in the table below. The identifiable intangible assets have been assigned useful lives with a weighted-average range of 16.5 years. The acquired business is included in the branded pharmaceuticals segment. In connection with this acquisition, $163,416 was placed into escrow to satisfy the deferred obligations to Wyeth that were assumed by the Company in connection with the acquisition. Since the Company is entitled to the interest income and can direct investments of the escrow fund, the Company has included the escrow amount in current restricted cash and other long-term assets as restricted cash. The $163,416 placed into escrow was included in the purchase price as liabilities acquired. These deferred obligations are payable on a quarterly basis through March 2005. As of December 31, 2003, $96,375 remains in the escrow fund.

     The Company also will pay royalties on net sales of the current formulation of Skelaxin(R) from the date of closing and certain significant development and regulatory milestones relating to the ongoing reformulation of Sonata(R). Contingent liabilities include a portion of the following conditional obligations of the Company:

     - an additional $60,000 if Elan achieves specific milestones in connection with the development of new formulations of Sonata(R); and

     - $15,000 if annual net sales of a reformulation of Sonata(R) exceed $100.0 million.

In addition to the initial purchase price, the Company paid $25,000 in January 2004 as a milestone payment to Elan relating to the continued exclusivity of Skelaxin(R) and an $11,000 during March 2004 as a milestone payment to Elan in connection with the development of new formulations of Sonata(R).

     Of the total estimated purchase price, $175,000 was allocated to an acquired in-process research and development project associated with the Company's acquisition of rights to new formulations of Sonata(R). Specifically, the goal of the project is to successfully develop a modified-release formulation of Sonata(R) that enables patients who have difficulty staying asleep to remain asleep for a longer period of time when utilizing the reformulated product. The value of the acquired in-process research and development project was expensed on the date of acquisition, as it had not received regulatory approval as of that date and had no alternative future use. The project was valued through the application of a probability-weighted, discounted cash flow approach with the assistance of an independent valuation specialist. The estimated cash flows were projected over a 25-year period utilizing a discount rate of 20%. The estimated cost to complete the project at the time of the acquisition was approximately $120,000, which includes up to $71,000 that will be paid upon successful attainment of certain significant development milestones of the project. At the time of the acquisition, the project was in Phase I of clinical development. The Company believes that there is a reasonable probability of completing the project successfully. However, the success of the project depends on the outcome of future clinical trials involving a modified-release formulation of Sonata(R) and the FDA approval of the product. Management currently anticipates that the completion of the project should occur no earlier than 2006. If the project is not successfully completed before 2008, the Company's business, financial position, results of operations and cash flows could be materially adversely affected.

                           KING PHARMACEUTICALS, INC.

     The allocation of the initial purchase price of the primary care business of Elan is as follows:

Cash consideration, including transaction fees(1)...........  $598,332
Liabilities acquired........................................   216,036
                                                              --------
          Total purchase price..............................  $814,368
                                                              ========
Allocation of purchase price:
Intangible assets...........................................  $597,000
Prepaid expenses............................................     2,000
In process research and development (net of tax benefit of
  $61,250)..................................................   113,750
Inventory...................................................    40,368
Deferred tax asset..........................................    61,250
                                                              --------
                                                              $814,368
                                                              ========

---------------

(1) Excludes restricted cash placed in escrow.

     The Company has recorded $123,000 of the purchase price as patents and $474,000 of the purchase price as trademarks and product rights within intangible assets.

     On January 8, 2003, the Company completed its acquisition of Meridian Medical Technologies, Inc. ("Meridian"). Meridian is a leading manufacturer of auto-injectors for the self-administration of injectable pharmaceuticals. The Company believes the acquisition of Meridian provides additional lines of pharmaceutical products, auto-injector technology and development opportunities. The Company paid a cash price of $44.50 per common share to Meridian shareholders, totaling approximately $246,592, and incurred $7,317 of expenses related to the transaction resulting in a total purchase price of $253,909.

     The allocation of the purchase price of Meridian is as follows:

Current assets..............................................  $ 37,574
Property, plant and equipment...............................    14,674
Goodwill....................................................   108,597
Intangible assets -- trademark and product rights...........   150,300
In process research and development.........................    19,000
Other assets................................................       662
Current liabilities.........................................   (14,505)
Deferred income taxes.......................................   (61,118)
Other liabilities...........................................    (1,275)
                                                              --------
                                                              $253,909
                                                              ========

     None of the goodwill is expected to be deductible for tax purposes. The identifiable intangible assets have been assigned useful lives with a weighted-average range of 32.2 years. The acquisition is allocated to the Meridian Medical Technologies segment. The Company financed the acquisition using available cash on hand.

     As mentioned above, $19,000 of the purchase price was allocated to an acquired in-process research and development project, an auto-injector pre-filled with diazepam indicated for, among other things, the treatment of epileptic seizures and management of anxiety disorders. The value of the acquired in-process research and development project was expensed on the date of acquisition, as it had not received regulatory approval and had no alternative future use. The project was valued through the application of a probability-weighted, discounted cash flow approach with the assistance of an independent valuation specialist. The estimated cash flows were projected over a 30-year period utilizing a discount rate of 21%. Pre-tax margins (after an adjustment to reflect the use of auto-injector core technology) were assumed to

                           KING PHARMACEUTICALS, INC.

be (10%) in 2003 and improving to 23% in 10 years. The estimated cost to complete the project was less than $700. The project was submitted to the FDA as an Abbreviated New Drug Application ("ANDA"), which references an approved New Drug Application ("NDA") owned by the United States Army for a diazepam-filled auto-injector currently manufactured under contract exclusively by Meridian. The application for the project is under review by the FDA and the Company must satisfactorily respond to chemistry, microbiology, manufacturing and other questions from the FDA that arise as a result of its normal review and approval process. The Company anticipates FDA approval of the project during 2004. The project was substantially complete as of the valuation date. The success of the project is dependent upon whether the FDA approves the ANDA for the Company's diazepam-filled auto-injector. The Company is not aware of any material issues with respect to the FDA's review of the ANDA. Even if the project is not successfully completed, it would not materially adversely affect the Company's results of operations.

     The following unaudited pro forma summary presents the financial information as if the acquisitions of Meridian and the primary care business of Elan had occurred on January 1, 2003 for the year ended December 31, 2003 and on January 1, 2002 for the year ended December 31, 2002. These pro forma results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the acquisition been made on January 1, 2003 or January 1, 2002, nor are they indicative of future results.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2003
                                                              ----------   ----------
Total revenues..............................................  $1,374,278   $1,626,218
                                                              ==========   ==========
Net income..................................................  $   61,383   $  115,730
                                                              ==========   ==========
Basic earnings per common share.............................  $     0.25   $     0.48
                                                              ==========   ==========
Diluted earnings per common share...........................  $     0.25   $     0.48
                                                              ==========   ==========

     On December 30, 2002, the Company acquired or licensed the exclusive rights, including the NDA, trademarks, product rights and certain patents, to three branded prescription pharmaceutical products from Aventis for $197,500, plus $4,300 in expenses. The products include the rights in the United States, Puerto Rico, and Canada to Intal(R) and Tilade(R), inhaled anti-inflammatory agents for the management of asthma, and worldwide rights, excluding Japan, to Synercid(R), an injectable antibiotic. The acquisition was financed with cash on hand. The Company has recorded $35,864 of the purchase price as patents and $155,937 of the purchase price as trademarks and product rights within intangible assets.

     In connection with the acquisition, $12,000 of the purchase price was allocated to an in-process research and development project. The value of the in-process research and development project was expensed on the date of acquisition as it had not received regulatory approval and had no alternative future use. The project was for a new formulation of Intal(R) using a new propellant that was valued through the application of a probability-weighted, discounted cash flow approach by independent valuation specialists. The estimated cash flows were projected over periods ranging from zero to 16 years using a discount rate of 20.5%. Operating margins were assumed to be similar to historical margins of similar products. The estimated cost to complete the project was less than $2,000 and the project was expected to be completed during 2004. The project was substantially complete as of the valuation date. The success of the project is dependent upon whether the Company receives FDA approval. The Company received an approvable letter pertaining to this product from the FDA during the third quarter of 2003. The Company currently anticipates final approval of the product during 2004. If the project is not successfully completed it would not materially adversely affect the Company's results of operations.

                           KING PHARMACEUTICALS, INC.

     As additional consideration to Aventis for Synercid(R), the Company agreed to potential milestone payments totaling $75,000. On December 31, 2003, the Company paid Aventis a milestone payment of $10,300 for the continued recognition of Synercid(R) as an effective treatment for vancomycin-resistant enterococcus faecium. The Company will potentially pay Aventis additional milestone payments totaling $39,800 over the next two years, payable in annual installments of $21,200, and $18,600 on December 31, 2004 and December 31, 2005, respectively, which relate to the continued recognition of Synercid(R) as an effective treatment for vancomycin-resistant enterococcus faecium. The remaining $25,000 milestone is payable to Aventis if Synercid(R) should receive FDA approval to treat methicillin resistant staphylococcus aureus, or King will pay Aventis a one-time payment of $5,000 the first time during any twelve-month period net sales of Synercid(R) exceed $60,000, and a one-time payment of $20,000 the first time during any twelve-month period net sales of Synercid(R) exceed $75,000.

     On May 29, 2002, the Company acquired the exclusive rights to Prefest(R) tablets in the United States, its territories and possessions and Puerto Rico, including the related NDA, Investigational NDA, copyrights, and patents or licenses to the related patents from Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson subsidiary. The Company paid $108,000 for the product rights upon closing plus approximately $3,300 of expenses. During February 2003 the Company paid Ortho-McNeil an additional $7,000 upon receipt of the FDA's approval to rename the product "Prefest(R)", which was previously named "Ortho-Prefest." The acquisition was financed with cash on hand. Of the total purchase price of $111,300 at December 31, 2002, $80,442 was allocated to trademarks and product rights and $30,858 was allocated to patents. The patent is being amortized over eleven years and five months, the remaining life on the primary patent. The trademark and product rights are being amortized over 25 years. See Note 26 for additional information related to Prefest(R).

     On August 8, 2001, the Company acquired three branded pharmaceutical products and a fully paid license to a fourth product from Bristol-Myers Squibb for $285,000 plus approximately $1,500 of expenses. The products acquired include Bristol-Myers Squibb's rights to the NDAs, trademarks and product rights in the United States to Corzide(R), Delestrogen(R) and Florinef(R). King also acquired a fully paid license to and trademark for Corgard(R) in the United States. The acquisition was financed with a combination of borrowings under the Company's Senior Secured Credit Facility and cash on hand. The product rights are being amortized over 20 to 30 years. See Note 8 for a discussion of an intangible asset impairment charge related to Florinef(R) that the Company recorded during the first quarter of 2003.

     On September, 8, 2003, the Company sold the Soloxine(R), Pancrezyme(R), Tumil-K(R), Uroeze(R), and Ammonil product lines (the "animal health products") to Virbac Corporation ("Virbac") for $15,133, including $1,823 allocated to the contract manufacturing obligation. These assets included related product assets, intellectual property, unfilled customer orders, inventories and manufacturing equipment. As part of the transaction, the Company will contract manufacture the Soloxine(R) product for Virbac for up to one year. Of the selling price, $1,500 was placed into escrow and is not available to the Company until the earlier of one year from the closing date or the occurrence of certain events. This escrow is included in restricted cash in the Company's financial statements. The Company recorded a $10,307 gain on the sale the animal health products, which is included as a reduction in total operating costs and expenses in the financial statements.

                           KING PHARMACEUTICALS, INC.

8.  INTANGIBLE ASSETS AND GOODWILL

     Intangible assets consist of the following:

                                                 2002                        2003
                                       -------------------------   -------------------------
                                         GROSS                       GROSS
                                        CARRYING    ACCUMULATED     CARRYING    ACCUMULATED
                                         AMOUNT     AMORTIZATION     AMOUNT     AMORTIZATION
                                       ----------   ------------   ----------   ------------
Trademarks and product rights........  $1,005,594     $110,134     $1,523,527     $164,482
Patents..............................     142,169       29,120        258,300       67,113
Other intangibles....................       9,526        6,795          9,804        7,544
                                       ----------     --------     ----------     --------
          Total intangible assets....  $1,157,289     $146,049     $1,791,631     $239,139
                                       ==========     ========     ==========     ========

     Amortization expense for the years ended December 31, 2001, 2002, and 2003 was $33,751, $40,818, and $92,460, respectively. Estimated annual amortization expense at December 31, 2003 for each of the five succeeding fiscal years is as follows:

FISCAL YEAR ENDED DECEMBER 31,                                 AMOUNT
------------------------------                                --------
2004........................................................  $127,292
2005........................................................   107,113
2006........................................................    87,637
2007........................................................    85,035
2008........................................................    78,108

     During January 2003, the Company was notified of the approval by the FDA of a second generic fludrocortisone acetate, USP, a product that represents additional competition for the Company's Florinef(R) (fludrocortisone acetate, USP) product. The Company recorded an impairment charge in the amount of $110,970 in the first quarter of 2003 reflecting the reduction in the fair value of the Florinef(R) intangible assets. The Company determined the fair value of its Florinef(R) product rights based on management's discounted cash flow projections for the product. Florinef(R) is included in the Company's branded pharmaceuticals reporting segment. As of December 31, 2003, net intangible assets associated with the Florinef(R) product equal $22,599. If sales of Florinef(R) continue to decline, we may incur additional write-offs in the future.

     The Company acquired the antibiotic Lorabid(R) in the United States and Puerto Rico from Eli Lilly and Company ("Eli Lilly") on August 19, 1999 for a purchase price of $91,700, including acquisition costs. Since the acquisition, prescriptions declined for a variety of reasons. During the fourth quarter of 2002, the Company decided to divest its rights to Lorabid(R).

     As a result of a continuing decline of Lorabid(R) prescriptions, management determined that it would not be able to sell all the Lorabid(R) product the Company is required to purchase under its supply contract with Eli Lilly. Accordingly, under the requirements of Accounting Research Bulletin No. 43, the Company recorded a $49,877 liability related to Lorabid(R) purchase commitments in excess of expected demand as a charge to cost of revenues in the fourth quarter of 2002. During the fourth quarter of 2003, primarily as a result of the continuing decline of Lorabid(R) prescriptions, the Company recorded an additional $29,959 for purchase commitments in excess of expected demand as a charge to cost of revenues. As of December 31, 2003, the excess purchase commitment accrual totals $53,740.

     The Company also reviewed the Lorabid(R) intangible assets for impairment under SFAS No. 144. Based on that review, the Company determined that the Lorabid(R) intangible assets were impaired and recorded an impairment charge of $66,844 in the fourth quarter of 2002 to write down the assets to their

                           KING PHARMACEUTICALS, INC.

estimated fair value as of December 31, 2002. As of December 31, 2003, net intangible assets associated with the Lorabid(R) product equals $6,955. If prescriptions of Lorabid(R) continue to decline, the Company's maximum additional exposure for purchase commitments in excess of demand is $5,174.

     In addition, as a result of the decision in the fourth quarter of 2002 to divest the Lorabid(R) intangible assets, the Company donated $15,152 of Lorabid(R) inventory to a charitable organization. This donation was classified within cost of revenues during 2002 in the accompanying statements of income. Lorabid(R) is included in the Company's branded pharmaceutical reporting segment.

     In March 2003, the Company also became aware that an ANDA for Cortisporin(R) ophthalmic suspension which was previously inactive had been reactivated by the FDA with a new sponsor. The Company understands the sponsor entered the market as of April 14, 2003 with a generic equivalent for Cortisporin(R) ophthalmic suspension. The entry of the generic has negatively affected the Company's market share for this product. At December 31, 2003, the Company had net intangible assets related to Cortisporin(R) of approximately $18,304. Management currently believes that this asset is not impaired based on estimated undiscounted cash flows, however, if prescription declines exceed current expectations, we may have to write-off a portion or all of the intangible assets associated with those products.

     Prescriptions for the Company's women's health products, particularly Nordette(R) and Prefest(R), have continued to decline over the past year. As of December 31, 2003, the Nordette(R) and Prefest(R) products have net intangible assets associated with them of $96,019 and $108,482, respectively. Management currently believes that these assets are not impaired based on estimated undiscounted future cash flows, however, if prescription declines exceed current expectations, the Company may have to write-off a portion or all of the intangible assets associated with those products in the future. See Note 26 for additional information related to Nordette(R) and Prefest(R).

     Prescriptions for Tapazole(R) continued to decline over the past two years. At December 31, 2003, Tapazole(R) has net intangible assets associated with it totaling $18,240. Management currently believes that this asset is not impaired based on estimated undiscounted future cash flows. However, if prescription declines exceed current expectations, the Company may have to write-off a portion or all of the intangible assets associated with this product.

     During the fourth quarter of 2003, the Company incurred intangible asset impairment charges totaling $13,646 that were related to three of the Company's smallest branded pharmaceutical products and the write-off of some unutilized intangible assets. The impairment charges related to the branded pharmaceutical products were primarily the result of declining prescriptions and manufacturing issues with respect to these products. The impairment charge related to the unutilized intangible assets were the result of the Company's assessment of the prospects for commercialization of products utilizing those intangible assets. All of the affected intangible assets were part of the branded pharmaceuticals segment.

     Goodwill at December 31, 2001, 2002 and 2003 is as follows:

                                                        BRANDED   MERIDIAN
                                                        SEGMENT   SEGMENT     TOTAL
                                                        -------   --------   --------
Goodwill at December 31, 2001.........................  $12,742   $     --   $ 12,742
Goodwill at December 31, 2002.........................   12,742         --     12,742
Goodwill associated with Meridian acquisition.........       --    108,613    108,613
Goodwill at December 31, 2003.........................   12,742    108,613    121,355

                           KING PHARMACEUTICALS, INC.

9.  OTHER ASSETS

     Other assets consist of the following:

                                                               2002      2003
                                                              -------   -------
Convertible senior notes receivable from Novavax............  $12,345   $32,404
Restricted cash.............................................       --    30,265
Loan receivable.............................................   14,277     1,101
Deferred financing costs, net...............................   12,339     9,393
Other.......................................................      570     2,954
                                                              -------   -------
                                                              $39,531   $76,117
                                                              =======   =======

     On December 19, 2000, September 7, 2001, and June 24, 2002, the Company acquired convertible senior notes of $20,000, $10,000 and $10,000, respectively, from Novavax, Inc. ("Novavax"). The convertible senior notes earn interest at 4% payable semi-annually in June and December. The convertible senior notes are due December 19, 2007. The convertible senior notes are convertible to common shares of Novavax at a specified conversion price. At December 31, 2002 and 2003, the convertible senior notes were convertible to 17.0% and 12.4%, respectively, of the outstanding common shares of Novavax. During 2001, the Company recognized an unrealized gain net of amortization of $8,081 related to the conversion option on the convertible senior notes in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The gain has been recorded in other income in the accompanying financial statements. During September 2001, the Company modified the agreement with Novavax, which resulted in the option no longer being considered a derivative. During 2002, the convertible senior notes were deemed to be impaired as defined under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The Company recorded a valuation allowance of $35,443 during 2002. During 2003, this valuation allowance was reduced by $18,151. The Company determined the amount of the valuation allowance by reference to the December 31, 2002 and December 31, 2003 quoted market price of the Novavax common stock. The amount of the valuation allowance will be adjusted in future periods until such time as the loan is no longer considered to be impaired. During the year ended December 31, 2001, Novavax paid interest due on the convertible senior notes in cash of $722 and Novavax common stock with a value of $232. During the year ended December 31, 2002, Novavax paid interest due on the convertible senior notes in cash of $604 and Novavax common stock with a value of $800. For the year ended December 31, 2003, Novavax paid the interest related to the convertible notes in cash of $1,600. During 2002 and 2003, the value of Novavax common stock fluctuated. Accordingly, the Company incurred a charge in the amount of $186 during 2002 and income of $1,106 during 2003 to adjust the carrying value of the Novavax common stock the Company received interest earned on the Novavax Convertible Senior Notes during 2001 and 2002.

     On June 22, 2000, the Company entered into an agreement with Aventis Pharma Deutschland Gmbh ("Aventis") to provide Aventis with funds for a facilities expansion that provides additional production capacity for an outsourced product of the Company. During 2000 and 2001, the Company loaned Aventis $15,000 and $15,000, respectively, under this agreement. This loan bears interest at 8% and is being repaid by reducing amounts otherwise payable on the purchase of inventory. During 2001, 2002, and 2003, inventory in the amount of $14,086, $4,310, and $13,321, respectively, was received as principle and interest payments against these loans.

     Amortization expense related to deferred financing costs was $1,040, $2,898, and $3,163 for 2001, 2002, and 2003, respectively, and is included in interest expense.

                           KING PHARMACEUTICALS, INC.

     In connection with the acquisition of the primary care business of Elan (see Note 7) in June 2003, $163,416 was placed into the escrow to satisfy Elan's deferred obligations to Wyeth that were assumed by the Company. Interest income during 2003 includes $710 that is related to interest earned on the funds in escrow. During 2003, $67,751 of the deferred obligation was paid to Wyeth from funds in escrow. As of December 31, 2003, $96,375 remains in escrow to satisfy the deferred obligation to Wyeth, $66,770 of which represents a short-term obligation and is classified as restricted cash and $29,605 of which represents a long-term obligation and is classified as other assets in the accompanying financial statements.

10.  LEASE OBLIGATIONS

     The Company leases certain office and manufacturing equipment and automobiles under non-cancelable operating leases with terms from one to five years. Estimated future minimum lease payments as of December 31, 2003 for leases with initial or remaining terms in excess of one year are as follows:

2004........................................................  $13,315
2005........................................................   13,580
2006........................................................   10,234
2007........................................................    9,518
2008........................................................    9,231
Thereafter..................................................   19,641

     Lease expense for the years ended December 31, 2001, 2002 and 2003 was approximately $7,846, $10,189, and $10,411, respectively.

11.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                2002       2003
                                                              --------   --------
Rebates (see Note 17).......................................  $140,949   $232,472
Accrued co-promotion fees...................................    68,295     53,925
Current portion of loss contract (see Note 8)...............    32,679     37,619
Product returns and chargebacks.............................    22,611     50,131
Accrued interest............................................     1,216      1,216
Product recall accrual......................................       758      1,832
Contingent liabilities (see Note 7).........................        --     69,212
Other.......................................................    31,020     59,626
                                                              --------   --------
                                                              $297,528   $506,033
                                                              ========   ========

                           KING PHARMACEUTICALS, INC.

12.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                2002       2003
                                                              --------   --------
Convertible debentures(a)...................................  $345,000   $345,000
Senior subordinated notes(b)................................        93         93
Senior secured revolving credit facility(c).................        --         --
Notes payable to former shareholders, due in equal annual
  installments of principal and interest (at a rate of 6%)
  of $1,226 through December 2003...........................     1,156         --
Various capital leases with interest rates ranging from 8.3%
  to 12.7% and maturing at various times through 2003.......       144          4
                                                              --------   --------
                                                               346,393    345,097
  Less current portion......................................     1,300         97
                                                              --------   --------
                                                              $345,093   $345,000
                                                              ========   ========

---------------

(a) During the fourth quarter of 2001, the Company issued $345,000 of 2 3/4% Convertible Debentures due November 15, 2021. The debentures are unsecured unsubordinated obligations, and the payment of principal and interest is guaranteed by the Company's domestic subsidiaries on a joint and several basis. The debentures accrue interest at an initial rate of 2 3/4%, which will be reset (but not below 2 3/4% or above 4 1/4%) on May 15, 2006, May 15, 2011, and May 15, 2016. Interest is payable on May 15 and November 15 of each year.

     On or after November 20, 2006, the Company may redeem for cash all or part of the debentures that have not previously been converted or repurchased at a price equal to 100% of the principal amount of the debentures plus accrued interest up to but not including the date of redemption. Holders may require the Company to repurchase for cash all or part of their debentures on November 15, 2006, November 15, 2011 or November 15, 2016 at a price equal to 100% of the principal amount of the debentures plus accrued interest up to but not including the date of repurchase. In addition, upon a change of control, each holder may require the Company to repurchase for cash all or a portion of the holder's debentures.

     Holders may surrender their debentures for conversion into shares of King common stock at the conversion price (initially $50.16 per share and subject to certain adjustments) if any of the following conditions are satisfied:

     - if the closing sale price of King common stock, for at least 20 trading days in the 30 trading day period ending on the trading day prior to the date of surrender, exceeds 110% of the conversion price per share of King common stock on that preceding trading day;

     - if we have called the debentures for redemption; or

     - upon the occurrence of specified corporate transactions.

     The Company has reserved 6,877,990 shares of common stock in the event such debentures are converted into shares of the Company's common stock.

(b) On March 3, 1999, the Company issued $150,000 of 10 3/4% Senior Subordinated Notes due 2009. During 2000 and 2001, the Company redeemed $53,618 and $96,289, respectively, at a price of $59,144 and $114,299, respectively. The Company redeemed the remaining Senior Subordinated Notes of $93 during the first quarter of 2004.

(c) On April 23, 2002, the Company established a $400,000 five year Senior Secured Revolving Credit Facility. The facility has been collateralized in general by all real estate with a value of $5,000 or

                           KING PHARMACEUTICALS, INC.

     more and all personal property of the Company and its significant subsidiaries. The Company's obligations under the Senior Secured Revolving Credit Facility are unconditionally guaranteed on a senior basis by significant subsidiaries. The Senior Secured Revolving Credit Facility accrues interest at the Company's option, at either (a) the base rate (which is based on the greater of (1) the prime rate or (2) the federal funds rate plus one-half of 1%) plus an applicable spread ranging from 0.0% to 0.75% (based on a leverage ratio) or (b) the applicable LIBOR rate plus an applicable spread ranging from 1.0% to 1.75% (based on a leverage ratio). In addition, the lenders under the Senior Secured Revolving Credit Facility are entitled to customary facility fees based on (a) unused commitments under the Senior Secured Revolving Credit Facility and (b) letters of credit outstanding. As of December 31, 2003, there were no outstanding borrowings under this facility, however, the Company had $11,600 of letters of credit outstanding under this facility.

     To establish the Senior Secured Revolving Credit Facility, the Company incurred $5,067 of deferred financing costs that are being amortized over five years, the life of the Senior Secured Revolving Credit Facility.

     The Senior Secured Revolving Credit Facility requires the Company to maintain a minimum net worth of no less than $1.2 billion plus 50% of the Company's consolidated net income for each fiscal quarter after April 23, 2002, excluding any fiscal quarter for which consolidated income is negative; an EBITDA to interest expense ratio of no less than 3.00 to 1.00; and a funded debt to EBITDA ratio of no greater than 3.50 to 1.00 prior to April 24, 2004 and of no greater than 3.00 to 1.00 on or after April 24, 2004. As of December 31, 2003, the Company has complied with these covenants.

     During 2001, as a result of terminating its Senior Credit Facility and redemption, through a tender offer of $96,300, of the Company's 10 3/4% Senior Subordinated Notes prior to maturity, the Company recorded a charge of $22,903, resulting from the write-off of deferred financing costs and the payment of an early redemption premium which is classified as other expense in the accompanying financial statements.

     For the years ended December 31, 2001, 2002 and 2003, the Company capitalized interest of approximately $1,256, $1,127, and $1,180 respectively.

     The aggregate maturities of long-term debt (including capital lease obligations) at December 31, 2003 are as follows:

2004........................................................  $     97
2005........................................................        --
2006........................................................   345,000
2007........................................................        --
2008........................................................        --
                                                              --------
                                                              $345,097
                                                              ========

                           KING PHARMACEUTICALS, INC.

13.  OTHER LIABILITIES

     Other liabilities consist of the following:

                                                               2002       2003
                                                              -------   --------
Contingent milestone liabilities (Note 7)...................  $    --   $ 39,302
Deferred revenue from co-promotion revenue fees.............   52,876     34,694
Contingent escrow liabilities (Note 7)......................       --     29,605
Long-term portion of loss contract (Note 8).................   17,198     16,121
Other.......................................................      750      1,983
                                                              -------   --------
                                                              $70,824   $121,705
                                                              =======   ========

14.  FINANCIAL INSTRUMENTS

     The following disclosures of the estimated fair values of financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

     Cash and Cash Equivalents, Accounts Receivable and Accounts Payable. The carrying amounts of these items are a reasonable estimate of their fair values.

     Marketable Securities. The fair value of marketable securities was based primarily on quoted market prices (Note 4). If quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments.

     Convertible Senior Notes Receivable from Novavax. At December 31, 2002 and 2003, the carrying amount of the convertible notes receivable were at their estimated fair value based on the quoted market price of Novavax common stock on an as-if-converted basis.

     Long-Term Debt. The fair value of the Company's long-term debt, including the current portion, at December 31, 2002 and 2003 is estimated to be approximately $310,485 and $322,674, respectively, using discounted cash flow analyses and based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

15.  INCOME TAXES

     The net income tax expense (benefit) from continuing operations is summarized as follows:

                                                        2001       2002       2003
                                                      --------   --------   ---------
Current
  Federal...........................................  $ 94,323   $146,492   $ 192,479
  State.............................................    14,297      8,343      13,034
                                                      --------   --------   ---------
          Total current.............................  $108,620   $154,835   $ 205,513
                                                      ========   ========   =========
Deferred
  Federal...........................................  $ 13,147   $(71,158)  $(126,150)
  State.............................................     2,062     (6,903)     (4,474)
                                                      --------   --------   ---------
          Total deferred............................  $ 15,209   $(78,061)  $(130,624)
                                                      ========   ========   =========
Total expense.......................................  $123,829   $ 76,774   $  74,889
                                                      ========   ========   =========

                           KING PHARMACEUTICALS, INC.

     A reconciliation of the difference between the federal statutory tax rate and the effective income tax rate as a percentage of income from continuing operations before income taxes and extraordinary item is as follows:

                                                              2001   2002   2003
                                                              ----   ----   ----
Federal statutory tax rate..................................  35.0%  35.0%  35.0%
State income taxes, net of federal benefit..................   3.0    0.6    4.2
Charitable donations........................................  (0.4)  (3.0)  (3.3)
In-process research and development.........................    --     --    3.6
Other.......................................................  (0.4)  (1.3)   0.6
                                                              ----   ----   ----
Effective tax rate..........................................  37.2%  31.3%  40.1%
                                                              ====   ====   ====

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                                2002       2003
                                                              --------   --------
Accrued expenses and reserves...............................  $105,395   $136,822
Net operating losses........................................        --      4,008
Intangible assets...........................................        --     42,111
Other.......................................................       923      2,032
                                                              --------   --------
          Total deferred tax assets.........................   106,318    184,973
Valuation allowance.........................................        --     (6,525)
                                                              --------   --------
          Net deferred tax assets...........................   106,318    178,448
                                                              --------   --------
Property, plant and equipment...............................   (13,998)   (16,188)
Intangible assets...........................................    (8,521)        --
Other.......................................................   (11,227)   (18,023)
                                                              --------   --------
          Total deferred tax liabilities....................   (33,746)   (34,211)
                                                              --------   --------
          Net deferred tax asset............................  $ 72,572   $144,237
                                                              ========   ========

     The Company has $11.1 million of foreign operating loss carryforwards which may be carried forward indefinitely; a valuation allowance has been provided as it is more likely than not that the deferred tax assets relating to those loss carryforwards will not be fully realized. Additionally, a valuation allowance has been provided against certain state deferred tax assets where it is more likely than not that the deferred tax asset will not be realized.

16.  BENEFIT PLANS

     The Company sponsors a defined contribution employee retirement savings 401(k) plan that covers all employees over 21 years of age. The plan allows for employees' contributions, which are matched by the Company up to a specific amount under provisions of the plan. Company contributions during the years ended December 31, 2001, 2002 and 2003 were $2,134, $2,412, and $3,860, respectively. The plan also provides for discretionary profit-sharing contributions by the Company. There were no discretionary profit-sharing contributions during the years ended December 31, 2001, 2002 and 2003. The increase during 2003 is primarily due to an increase in the number of employees and an increase in the Company's matching percentage.

                           KING PHARMACEUTICALS, INC.

17.  COMMITMENTS AND CONTINGENCIES

  Fen/Phen Litigation

     Many distributors, marketers and manufacturers of anorexigenic drugs have been subject to claims relating to the use of these drugs. Generally, the lawsuits allege that the defendants (1) misled users of the products with respect to the dangers associated with them, (2) failed to adequately test the products and (3) knew or should have known about the negative effects of the drugs, and should have informed the public about the risks of such negative effects. The actions generally have been brought by individuals in their own right and have been filed in various state and federal jurisdictions throughout the United States. They seek, among other things, compensatory and punitive damages and/or court supervised medical monitoring of persons who have ingested the product. The Company is one of many defendants in no more than 10 lawsuits that claim damages for personal injury arising from the Company's production of the anorexigenic drug phentermine under contract for GlaxoSmithKline. The Company expects to be named in additional lawsuits related to the Company's production of the anorexigenic drug under contract for GlaxoSmithKline.

     While the Company cannot predict the outcome of these suits, the Company believes that the claims against it are without merit and intends to vigorously pursue all defenses available to it. The Company is being indemnified in all of these suits by GlaxoSmithKline for which the Company manufactured the anorexigenic product, provided that neither the lawsuits nor the associated liabilities are based upon the independent negligence or intentional acts of the Company, and intends to submit a claim for all unreimbursed costs to the Company's product liability insurance carrier. However, in the event that GlaxoSmithKline is unable to satisfy or fulfill its obligations under the indemnity, the Company would have to defend the lawsuits and be responsible for damages, if any, that are awarded against it or for amounts in excess of the Company's product liability coverage. A reasonable estimate of possible losses related to these suits cannot be made.

     In addition, Jones Pharma, Incorporated ("Jones"), a wholly owned subsidiary of the Company, is a defendant in approximately 926 multi-defendant lawsuits involving the manufacture and sale of dexfenfluramine, fenfluramine and phentermine. These suits have been filed in various jurisdictions throughout the United States, and in each of these suits Jones is one of many defendants, including manufacturers and other distributors of these drugs. Although Jones has not at any time manufactured dexfenfluramine, fenfluramine, or phentermine, Jones was a distributor of a generic phentermine product and, after the acquisition of Abana Pharmaceuticals, was a distributor of Obenix(R), its branded phentermine product. The plaintiffs in these cases claim injury as a result of ingesting a combination of these weight-loss drugs and are seeking compensatory and punitive damages as well as medical care and court supervised medical monitoring. The plaintiffs claim liability based on a variety of theories including but not limited to, product liability, strict liability, negligence, breach of warranty, and misrepresentation.

     Jones denies any liability incident to the distribution of Obenix(R) or its generic phentermine product and intends to pursue all defenses available to it. Jones has tendered defense of these lawsuits to its insurance carriers for handling and they are currently defending Jones in these suits. The manufacturers of fenfluramine and dexfenfluramine have settled many of these cases. In the event that Jones' insurance coverage is inadequate to satisfy any resulting liability, Jones will have to resume defense of these lawsuits and be responsible for the damages, if any, that are awarded against it.

     While the Company cannot predict the outcome of these suits, management believes that the claims against Jones are without merit and intends to vigorously pursue all defenses available. The Company is unable to disclose an aggregate dollar amount of damages claimed because many of these complaints are multi-party suits and do not state specific damage amounts. Rather, these claims typically state damages

                           KING PHARMACEUTICALS, INC.

as may be determined by the court or similar language and state no specific amount of damages against Jones. Additionally, the Company cannot reasonably estimate possible losses related to the lawsuits.

  Thimerosal/Vaccine Related Litigation

     King and Parkedale Pharmaceuticals, Inc. ("Parkedale"), a wholly owned subsidiary of King, have been named as defendants in California, Illinois and Mississippi, along with Abbott Laboratories, Wyeth, Aventis Pharmaceuticals, and other pharmaceutical companies that have manufactured or sold products containing the mercury-based preservative, thimerosal.

     In these cases, the plaintiffs attempt to link the receipt of the mercury-based products to neurological defects. The plaintiffs claim unfair business practices, fraudulent misrepresentations, negligent misrepresentations, and breach of implied warranty, which are all arguments premised on the idea that the defendants promoted products without any reference to the toxic hazards and potential public health ramifications resulting from the mercury-containing preservative. The plaintiffs also allege that the defendants knew of the dangerous propensities of thimerosal in their products.

     The Company's product liability insurance carrier has been given proper notice of all of these matters and defense counsel is vigorously defending the Company's interests. The Company intends to file a motion to be dismissed from the litigation due, among other things, to lack of product identity in the plaintiffs' complaints. In 2001, the Company was dismissed on this basis in a similar case. The Company intends to defend these lawsuits vigorously but is unable currently to predict the outcome or reasonably estimate the range of potential loss, if any.

  Governmental Investigations and Securities and ERISA Litigation

     As previously reported, in March 2003 the SEC initiated a formal investigation of King. The Company received SEC subpoenas relating to, among other topics, sales of King's products to VitaRx and Prison Health Services, the Company's "best price" lists, the pricing of the Company's pharmaceutical products provided to governmental Medicaid agencies, the accrual and payment of rebates on the product Altace(R), the products Fluogen(R) and Lorabid(R), the King Benevolent Fund, Inc., the Company's calculations related to Medicaid rebates, and the Audit Committee's internal review of issues raised by the SEC investigation. As also previously reported, on November 13, 2003, the Company received a subpoena duces tecum from the Office of Inspector General at the Department of Health and Human Services requesting the production of documents relating to some of the matters being investigated by the SEC and to the Company's sales, marketing and other business practices for Altace(R), Aplisol(R) and Levoxyl(R).

     In March 2003, upon the recommendation of management and with the assistance of independent counsel and an independent accounting firm, the Audit Committee of the Company's Board of Directors initiated an assessment and internal review of issues raised by the SEC investigation. In connection with the internal review, King estimated that it had underpaid amounts due under Medicaid and other governmental pricing programs, and recorded an adjustment of $46,500 to net sales and accrued expenses in the fourth quarter of 2002. This amount represented the Company's best estimate as of July 2003 of the extent to which we had underpaid amounts due under Medicaid and other governmental pricing programs during the period from 1998 to 2002.

     The July 2003 estimate was based upon an extensive sample of available data supporting the calculation of Medicaid rebates paid from 1998 to 2002, and was generated with the assistance of outside consultants. Since that time, King's outside consultants have undertaken a comprehensive audit to determine the actual amount of underpayments under Medicaid during the period from 1998 to 2002. As a result of that recently completed audit, King has determined that its accrual for estimated amounts due under Medicaid and other governmental pricing programs through December 31, 2002, should be increased

                           KING PHARMACEUTICALS, INC.

by $18,000. In addition, based on the results of the comprehensive audit for the period from 1998 through 2002, the Company estimates that it underpaid amounts due Medicaid by $900 during the period from 1994 through 1997. Accordingly, results for the fourth quarter of 2003 include an adjustment of $18,900 to net sales and accrued expenses.

     Following the accrual adjustment recorded in the fourth quarter of 2002, the Company recovered on a pre-tax basis approximately $9,500 in fees it previously paid under its Co-Promotion Agreement for Altace(R) and has recognized this amount in the fourth quarter of 2003. In addition, fees under the Company's Co-Promotion Agreement for Altace(R) in the fourth quarter of 2003 were reduced on a pre-tax basis by approximately $5,700 as a result of the accrual adjustment recorded in that quarter.

     Under generally accepted accounting principles, the $18,000 adjustment in the Company's accrual for Medicaid rebates for the period from 1998 through 2002 constitutes a change in an accounting estimate effective as of December 31, 2003. The change resulted principally from two factors. First, the recently completed Medicaid audit included additional data that was used to refine the July 2003 estimate. Second, the Company received legal advice that, in calculating amounts payable under Medicaid, it should revise the methodology it had previously been advised to use for calculating "best price" in respect of a complex issue concerning rebates to pharmacy benefit managers. The $900 adjustment in the Company's accrual for Medicaid rebates for the period from 1994 through 1997 reflects the correction of immaterial errors that occurred during that period.

     The Medicaid audit did not result in any changes to the Company's accruals for programs other than Medicaid. King is currently in the process of conducting detailed audits of its compliance with the requirements of several other governmental pricing programs, but its obligations under these programs are substantially smaller than its obligations under Medicaid, and the Company does not expect the audits to result in material adjustments to its accruals.

     Although the amounts described above constitute the Company's best estimate of amounts owed in respect of Medicaid and other governmental pricing programs, its calculations are subject to review and challenge by the applicable government agencies. In connection with the pending governmental investigations, the Company has continued to engage in discussions with representatives of the Office of Inspector General of the Department of Health and Human Services, the Department of Justice, the Department of Veterans Affairs, the Centers for Medicare and Medicaid Services, and the Public Health Service. The Company expects that these discussions will include a detailed review of its calculations by the appropriate agencies, and it is possible that this review could result in material changes. The accruals described above relate solely to King's estimated underpayments and exclude any interest, fines, penalties or other amounts that might be owed in connection with the underpayments, as the Company cannot predict or reasonably estimate their likelihood or magnitude at this time.

     Pending determination of the precise amount of our obligations, the Company has placed a total of $65,500 in an interest-bearing escrow account ($46,500 during 2003 and $19,000 during 2004). In addition, since the first quarter of 2003, the Company voluntarily has been making its Medicaid payments on a basis that it believe represents an overpayment of amounts actually due, and King would expect to offset these payments against the amounts ultimately determined to be due in respect of prior years. Based on the results of the Medicaid audit, the Company estimates that these overpayments total approximately $18,579 as of December 31, 2003.

     The governmental investigations of King described above are continuing. The SEC, the Office of Inspector General of the Department of Health and Human Services, the Department of Justice, the Department of Veterans Affairs, the Public Health Service, the Centers for Medicare and Medicaid Services and other governmental agencies that might be investigating or might commence an investigation of King could impose, based on a claim of a violation of fraud and false claims laws or otherwise, civil

                           KING PHARMACEUTICALS, INC.

and/or criminal sanctions, including fines, penalties and possible exclusion from federal health care programs (including Medicaid and Medicare). Some of these laws may impose liability even in the absence of specific intent to defraud. The Company cannot predict or reasonably estimate the likelihood or magnitude of any such sanctions at this time.

     Subsequent to the announcement of the SEC investigation described above, beginning in March 2003, 22 purported class action complaints were filed by holders of the Company's securities against the Company, its directors, former directors, executive officers, former executive officers, a Company subsidiary, and a former director of the subsidiary in the United States District Court for the Eastern District of Tennessee, alleging violations of the Securities Act of 1933 and/or the Securities Exchange Act of 1934. These 22 complaints have been consolidated in the United States District Court for the Eastern District of Tennessee. In addition, holders of the Company's securities filed two class action complaints alleging violations of the Securities Act of 1933 in Tennessee state court. The Company removed these two cases to the United States District Court for the Eastern District of Tennessee, where these two cases were consolidated with the other class actions. Plaintiffs in these actions unsuccessfully moved to remand these two cases back to Tennessee state court. These two actions therefore remain part of the consolidated action. The district court has appointed lead plaintiffs in the consolidated action, and those lead plaintiffs filed a consolidated amended complaint on October 21, 2003 alleging that King, through some of its executive officers, former executive officers, directors and former directors, made false or misleading statements concerning its business, financial condition and results of operations during periods beginning February 16, 1999 and continuing until March 10, 2003. Plaintiffs in the consolidated action have also named the underwriters of King's November 2001 public offering as defendants. The Company and other defendants have filed motions to dismiss the consolidated amended complaint, and those motions are currently pending.

     Seven purported shareholder derivative complaints have also been filed in federal and state courts in Tennessee alleging a breach of fiduciary duty, among other things, by some of the Company's officers and directors. The derivative cases in state court were consolidated and are currently stayed. The stay will remain in place at least until the motion to dismiss the federal securities class action are decided. The derivative case in federal court are stayed until there is a decision on the merits in the state court derivative suits. Additionally, a class action complaint was filed in the United States District Court for the Eastern District of Tennessee under the Employee Retirement Income Security Act ("ERISA"). As amended, the complaint alleges that the Company and certain of its executive officers, former executive officers, directors, former directors and an employee of the Company violated fiduciary duties that they allegedly owed the Company's 401(k) Retirement Savings Plan's participants and beneficiaries under ERISA. The allegations underlying each of these additional lawsuits are similar in many respects to those in the class action litigation described above. The Company filed a motion to dismiss the ERISA action on March 5, 2004; this motion to dismiss is currently pending. The Company intends to defend all of these lawsuits vigorously but is unable currently to predict the outcome or reasonably estimate the range of potential loss, if any.

     If any governmental sanctions are imposed, or if the Company were not to prevail in the pending litigation, neither of which the Company can predict or reasonably estimate at this time, the Company's business, financial condition, results of operations and cash flows could be materially adversely affected. Responding to the government investigations, resolving the amounts owed to governmental agencies in connection with the underpayments and defending King in the pending litigation has resulted, and is expected to continue to result, in a significant diversion of management's attention and resources and an increase in professional fees.

                           KING PHARMACEUTICALS, INC.

  Other Legal Proceedings

     The Rochester facility was one of six facilities owned by Pfizer subject to a Consent Decree of Permanent Injunction issued August 1993 in United States of America v. Warner-Lambert Company and Melvin R. Goodes and Lodewijk J.R. DeVink (U.S. Dist. Ct., Dist. of N.J.) (the "Consent Decree"). The Company acquired the Rochester facility in February 1998. The Rochester facility is currently manufacturing pharmaceutical products subject to the Consent Decree that prohibits the manufacture and delivery of specified drug products unless, among other things, the products conform to current good manufacturing practices and are produced in accordance with an approved ANDA or NDA. The Company intends, when appropriate, to petition for relief from the Consent Decree.

     Cobalt Pharmaceuticals, Inc. ("Cobalt"), a generic drug manufacturer located in Mississauga, Ontario, Canada, has filed an ANDA with the FDA seeking permission to market a generic version of Altace(R). The following U.S. patents are listed for Altace(R) in the FDA's Approved Drug Products With Therapeutic Equivalence Evaluations (the "Orange Book"): U.S. Patent Nos. 4,587,258 (the "'258 patent") and 5,061,722 (the "'722 patent"), two composition of matter patents related to Altace(R), and U.S. Patent No. 5,403,856 (the "'856 patent"), a method-of-use patent related to Altace(R), with expiration dates of January 2005, October 2008, and April 2012, respectively. Under the federal Hatch-Waxman Act of 1984, any generic manufacturer may file an ANDA with a certification (a "Paragraph IV certification") challenging the validity or infringement of a patent listed in the FDA's Orange Book four years after the pioneer company obtains approval of its NDA. Cobalt has filed a Paragraph IV certification alleging invalidity of the '722 patent, and the Company filed suit on March 14, 2003 to enforce its rights under that patent. Pursuant to the Hatch-Waxman Act, the filing of that suit provides the Company an automatic stay of FDA approval of Cobalt's ANDA for 30 months from no earlier than February 5, 2003. Should the court find in favor of a Cobalt summary judgment motion on the '722 patent, however, the Company would not receive the full benefit of that 30 month stay. Subsequent to filing its original complaint, the Company amended its complaint to add an allegation of infringement of the '856 patent. In its answer to the amended complaint, Cobalt denied infringement and alleged that the '856 patent is invalid. Pursuant to FDA regulations, however, Cobalt is not required to certify against the '856 patent. The Company intends to vigorously enforce its rights under the '722 and '856 patents. Regardless of the outcome of the lawsuit involving the '722 and '856 patents, however, Cobalt has not challenged the validity of the '258 patent and, therefore, cannot market a generic version of Altace(R) prior to the expiration of that patent in January 2005.

     Eon Labs, Inc. ("Eon Labs"), CorePharma, LLC ("CorePharma") and Mutual Pharmaceutical Co., Inc. ("Mutual") have each filed an ANDA with the FDA seeking permission to market a generic version of Skelaxin(R). United States Patent Nos. 6,407,128 (the "'128 patent") and 6,683,102 (the "'102 patent") two method-of-use patents relating to Skelaxin(R), are listed in the FDA's Orange Book and do not expire until December 3, 2021. Eon Labs and CorePharma have each filed Paragraph IV certifications alleging noninfringement and invalidity of the '128 and '102 patents. Mutual has filed a Paragraph IV certification alleging noninfringement and invalidity of the '102 patent. The Company filed separate suits against Eon Labs on January 2, 2003 and CorePharma on March 7, 2003 and is currently assessing its right to bring suit against Mutual. Pursuant to the Hatch-Waxman Act, the filing of the suits against Core and Eon provides the Company with an automatic stay of FDA approval of Eon's ANDA for 30 months from no earlier than November 18, 2002 and an automatic stay of FDA approval of Core's ANDA for 30 months from no earlier than January 24, 2003. The Company intends to vigorously enforce its rights under the '128 and '102 patents to the full extent of the law.

     On March 9, 2004, the Company received a copy of a letter from the FDA to all ANDA applicants for Skelaxin(R) stating that the use listed in the FDA's Orange Book for the '128 patent may be deleted from the ANDA applicants' product labeling. The Company believes that this decision is arbitrary,

                           KING PHARMACEUTICALS, INC.

capricious, and inconsistent with the FDA's previous position on this issue. The Company is currently assessing its legal options and may request the FDA to reinstate its previous policy on this issue and reject any ANDAs that delete such use from their product labeling. If the Company is unable to persuade the FDA to reinstate its previous policy, however, there is a substantial likelihood that a generic version of Skelaxin(R) will enter the market, and our business, financial condition, results of operations and cash flows could be materially adversely affected.

     Mylan Pharmaceuticals, Inc. ("Mylan") and KV Pharmaceutical Company ("KV") have each filed an ANDA with the FDA seeking permission to market a generic version of Levoxyl(R). United States Patent No. 6,555,581 (the "'581 patent"), a utility patent with formulation claims relating to Levoxyl(R), was issued to the Company on April 29, 2003. The '581 patent is listed in the FDA's Orange Book and does not expire until February 15, 2022. No earlier than April 30, 2003, the Company received notice of Mylan's Paragraph IV certification, which alleges noninfringement of the '581 patent. The Company filed suit against Mylan on June 13, 2003 in the Eastern District of Pennsylvania and on June 16, 2003 in the Northern District of West Virginia; these suits have been consolidated in the Northern District of West Virginia and trial is currently scheduled in June 2005. Pursuant to the Hatch-Waxman Act, the filing of the suits against Mylan provides the Company with an automatic stay of FDA approval of Mylan's ANDA for 30 months from no earlier than April 30, 2003. On June 24, 2003, the Company received notice of KV's Paragraph IV certification, which alleges noninfringement and invalidity of the '581 patent. The Company filed suit against KV on August 7, 2003 and the trial is currently scheduled to begin on December 6, 2004. Pursuant to the Hatch-Waxman Act, the filing of the suit against KV provides the Company with an automatic stay of FDA approval of KV's ANDA for 30 months from no earlier than June 24, 2003. The Company intends to vigorously enforce its rights under the '581 patent to the full extent of the law.

     Barr Laboratories Inc. ("Barr") has filed an ANDA, which included a Paragraph IV certification, with the FDA seeking permission to market a generic version of Prefest(R). United States Patent No. 5,108,995 (the "'995 patent"), a utility patent with method of treatment claims relating to Prefest(R), and United States Patent No. 5,382,573 (the "'573 patent"), a utility patent with pharmaceutical preparation claims relating to Prefest(R), were issued on April 28, 1992, and January 17, 1995, respectively. The '995 patent and the '573 patent are both listed in the FDA's Orange Book and do not expire until April 28, 2009, and January 17, 2012, respectively. On October 15, 2003, the Company received notice of Barr's Paragraph IV certification, which alleges noninfringement and invalidity of the '995 patent and the '573 patent. On November 26, 2003, the Company filed a Complaint against Barr in the Southern District of New York for infringement of the '995 and '573 patents. Pursuant to the Hatch-Waxman Act, the filing of that suit provides the Company an automatic stay of FDA approval of Barr's ANDA for 30 months from no earlier than October 15, 2003. The Company intends to vigorously enforce its rights under both patents.

     The Company is involved in various routine legal proceedings incident to the ordinary course of its business.

                           KING PHARMACEUTICALS, INC.

  Other Commitments and Contingencies

     The following summarizes the Company's unconditional purchase obligations at December 31, 2003:

2004........................................................  $137,850
2005........................................................   119,279
2006........................................................    87,830
2007........................................................    88,399
2008........................................................    89,707
Thereafter..................................................       -0-
                                                              --------
          Total.............................................  $523,065
                                                              ========

     The unconditional purchase obligations of the Company are primarily related to minimum purchase requirements under contracts with suppliers to purchase raw materials and finished goods related to the Company's branded pharmaceutical products.

     The Company has a supply agreement with Aventis to produce ramipril, the active ingredient in Altace(R). This supply agreement is reflected in the unconditional purchase obligations above. This supply agreement requires the Company to purchase certain minimum levels of ramipril as long as the Company maintains market exclusivity on Altace(R) in the United States. If sales of Altace(R) do not increase at the currently anticipated rates, if the Company is unable to maintain market exclusivity for Altace(R) in accordance with current expectations, if the Company's product life cycle management is not successful, or if the Company does not terminate the supply agreement at an optimal time, the Company may incur losses in connection with the purchase commitments under the supply agreement. In the event the Company incurs losses in connection with the purchase commitments under the supply agreement, there may be a material adverse effect upon the Company's results of operations and cash flows.

     The Company has a supply agreement with Eli Lilly to produce Lorabid(R) which is reflected in the unconditional purchase obligations above. This supply agreement requires the Company to purchase certain minimum levels of inventory of Lorabid(R) through September 1, 2005. Based on changes in estimated prescription trends, the Company believes the minimum purchase commitments under the supply agreement are greater than that which the Company will be able to sell to its customers. As a result, the Company recorded charges of $49,877 during 2002 and $29,959 during the fourth quarter of 2003 related to the liability associated with the amount of its purchase commitments in excess of expected demand.

18.  SEGMENT INFORMATION

     The Company's business is classified into five reportable segments: branded pharmaceuticals, Meridian Medical Technologies, royalties, contract manufacturing and all other. Branded pharmaceuticals include a variety of branded prescription products over eight therapeutic areas, including cardiovascular, endocrinology/women's health, orthopedic, critical care, neurology/central nervous system, anti-infective, respiratory, and other. These branded prescription products have been aggregated because of the similarity in regulatory environment, manufacturing processes, methods of distribution, and types of customer. The Meridian Medical Technologies segment is a new segment during 2003 as a result of the acquisition of Meridian on January 8, 2003. Meridian develops, manufactures, and sells auto-injector pharmaceutical products to both commercial and government markets. The principal source of revenues in the commercial market is the EpiPen(R) product line marketed by Dey L.P., which is primarily prescribed for the treatment of severe allergic reactions. Government revenues are principally derived from the sale of nerve agent antidotes and other emergency medicine auto-injector products marketed to the U.S. Department of Defense and other federal, state and local agencies, particularly those involved in homeland security, as well as to approved foreign governments. Contract manufacturing includes pharmaceutical manufacturing

                           KING PHARMACEUTICALS, INC.

services the Company provides to third-party pharmaceutical and biotechnology companies. Royalties include revenues the Company derives from pharmaceutical products after the Company has transferred the manufacturing or marketing rights to third parties in exchange for licensing fees or royalty payments.

     The Company primarily evaluates its segments based on gross profit. Reportable segments were separately identified based on revenues, gross profit (excluding depreciation) and total assets. Revenues among the segments are presented in the individual segments and removed through eliminations in the information below. Substantially all of the eliminations relate to sales from the contract manufacturing segment to the branded pharmaceuticals segment.

     The following represents selected information for the Company's reportable segments for the periods indicated:

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------
                                                        2001        2002         2003
                                                      --------   ----------   ----------
Total revenues:
  Branded pharmaceuticals(1)........................  $771,153   $  992,990   $1,288,813
  Meridian Medical Technologies.....................        --           --      124,157
  Royalties.........................................    46,774       58,375       68,365
  Contract manufacturing(2).........................    79,443      143,373      278,836
  All other.........................................     2,265        1,193          628
  Eliminations......................................   (50,481)    (107,437)    (251,546)
                                                      --------   ----------   ----------
       Consolidated total revenues..................  $849,154   $1,088,494   $1,509,253
                                                      ========   ==========   ==========
Segment profit:
  Branded pharmaceuticals...........................  $633,925   $  757,398   $1,024,349
  Meridian Medical Technologies.....................        --           --       57,954
  Royalties.........................................    38,474       47,881       57,121
  Contract manufacturing............................    (7,229)      (7,727)     (11,942)
  All other.........................................       122         (156)         (23)
                                                      --------   ----------   ----------
       Consolidated segment profit..................  $665,292   $  797,396   $1,127,459
                                                      ========   ==========   ==========
  Other operating costs and expenses................   313,913      525,639      951,598
                                                      --------   ----------   ----------
     Operating income...............................  $351,379   $  271,757   $  175,861
                                                      ========   ==========   ==========

---------------

(1) Results for 2002 reflect (a) a $22,113 charge for corrections of immaterial errors related to underpayments of amounts due under Medicaid and other governmental pricing programs for the years 1998 to 2001, (b) a $12,399 charge for corrections of immaterial errors related to underpayments of amounts due under Medicaid and other governmental pricing programs related to 2002 and recorded in the fourth quarter of 2002, and (c) an $11,970 charge arising from changes in accounting estimates related to Medicaid and other governmental pricing programs. Results for 2003 reflect an $18,000 charge for changes in accounting estimates related to Medicaid for the years 1998 to 2002 and a $900 charge for corrections of immaterial errors related to Medicaid for the years 1994 to 1997. For additional information regarding these charges, see Note 17.

     During 2002 and 2003, $375 and $112, respectively, of the Medicaid and other governmental pricing programs charges described above are included in discontinued operations. See Note 26 for additional information concerning discontinued operations.

                           KING PHARMACEUTICALS, INC.

(2) Contract manufacturing revenues include $49,763, $107,437, and $251,546 of intercompany sales for the years ended December 31, 2001, 2002 and 2003, respectively.

                                                                AS OF DECEMBER 31,
                                                              -----------------------
                                                                 2002         2003
                                                              ----------   ----------
Total assets:
  Branded pharmaceuticals...................................  $2,642,380   $2,897,137
  Meridian Medical Technologies.............................          --      250,935
  Royalties.................................................      18,738       20,032
  Contract manufacturing....................................      98,404       90,992
  All other.................................................          11           10
  Eliminations..............................................      (8,873)     (81,372)
                                                              ----------   ----------
       Consolidated total assets............................  $2,750,660   $3,177,734
                                                              ==========   ==========

     The following represents branded pharmaceutical revenues by therapeutic area:

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------
                                                        2001        2002         2003
                                                      --------   ----------   ----------
Total revenues:
  Cardiovascular....................................  $308,502   $  483,052   $  562,386
  Anti-infective....................................   140,661      116,133       85,834
  Critical care.....................................    84,136      104,885      148,426
  Endocrinology/women's health......................   208,250      256,266      184,286
  Neuroscience......................................        --           --      251,664
  Respiratory.......................................     3,866        1,993       42,250
  Other branded.....................................    25,738       30,661       13,967
                                                      --------   ----------   ----------
       Consolidated branded pharmaceutical
          revenues..................................  $771,153   $  992,990   $1,288,813
                                                      ========   ==========   ==========

     Capital expenditures of $40,167, $73,587, and $51,201 for the years ended December 31, 2001, 2002 and 2003, respectively, are substantially related to the branded pharmaceuticals and contract manufacturing segments.

19.  RELATED PARTY TRANSACTIONS

     The Benevolent Fund is a nonprofit corporation organized under the laws of the Commonwealth of Virginia and is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code. The Benevolent Fund obtains pharmaceutical products either as gifts-in-kind from manufacturers or by purchase from third-party distributors or wholesalers. The Benevolent Fund donates the pharmaceutical products purchased or received as gifts-in-kind to medical missions in the United States and in foreign countries to advance its humanitarian aid efforts. The Benevolent Fund was founded in 1994 by John M. Gregory, who also founded King and was its Chairman of the Board until June 28, 2002 and its Chief Executive Officer until January 1, 2002. John M. Gregory owned more than 5% of the Company's common stock until May 6, 2002. John M. Gregory, who serves as President of the Board of Directors of the Benevolent Fund, is the brother of Jefferson J. Gregory, who became the Company's Chief Executive Officer on January 1, 2002 and the Company's Chairman of the Board on June 28, 2002, and James E. Gregory, a former director of the Company. In addition, Mary Ann Blessing, a sister of Jefferson J. Gregory, John M. Gregory and James E. Gregory, served as the Chief Operating Officer of the Benevolent Fund until approximately January 2001 and presently serves as a director and Treasurer of the Board of the Directors of the Benevolent Fund. Carol Shrader, mother of Brian Shrader, Chief Financial Officer of the Company until September 2000, is presently a director of the Benevolent Fund.

                           KING PHARMACEUTICALS, INC.

     Jefferson J. Gregory and James E. Gregory were members of the Board of Directors of the Benevolent Fund in 1999, 2000, 2001 and 2002, but no longer hold those positions. In addition, Joseph R. Gregory, who was Vice Chairman of the Company's Board of Directors and President of the Company's wholly-owned subsidiary Monarch Pharmaceuticals, Inc. until February 2003, served as a director of the Benevolent Fund in 1999, 2000, 2001 and 2002, but no longer holds that position. Joseph R. Gregory is the brother of Jefferson J. Gregory, James E. Gregory, John M. Gregory and Mary Ann Blessing. Herschel Blessing, Executive Vice President of Logistics for King until July 1, 2002, is the husband of Mary Ann Blessing and a director of the Benevolent Fund.

     The Company occasionally donates its products to the Benevolent Fund. The Company donated inventory with a carrying value of $4,107 in 2001, $22,586 in 2002, and $16,322 in 2003. In addition to receiving donations of products directly from pharmaceutical manufacturers, the Benevolent Fund also purchases pharmaceutical products, including those manufactured by King, from third-party distributors or wholesalers.

     On December 26, 2002, the Company sold $4,701 of Cortisporin(R), Silvadene(R) and Tigan(R) to a third-party wholesaler, which in turn resold those products to the Benevolent Fund in January 2003. The Company is recognizing revenue associated with this transaction as the Benevolent Fund distributes the products to the beneficiaries of the Benevolent Fund's charitable donations. During 2003, the Company recognized $4,270 of the deferred revenue.

     During 2001, the Company donated $103 to King College, which is located in Bristol, Tennessee. Gregory D. Jordan, a director of the Company, is the president of King College. Jefferson J. Gregory, the Company's Chairman and Chief Executive Officer, served as a member of the King College Board of Trustees from 1994 until 1998, as the Board's Vice Chairman from 1998 until 2001 and as its Chairman from 2001 until 2003.

     During 2002, the Company paid $73 to James E. Gregory, a former director of the Company, for consulting services. Of that amount, $23 was paid in the form of personal use of the corporate aircraft.

     During the years ended December 2001, 2002 and 2003, the Company paid $5, $171, and $88 to the Wake Forest University School of Medicine, respectively, for research and development activities. R. Charles Moyer, a director of the Company, is the Dean Emeritus of the Babcock Graduate School of Management at Wake Forest University.

20.  STOCKHOLDERS' EQUITY

  Preferred Shares

     The Company is authorized to issue 15 million shares of "blank-check" preferred stock, the terms and conditions of which will be determined by the Board of Directors. As of December 31, 2002 and 2003, there were no shares issued or outstanding.

  2001 Offerings

     On November 7, 2001 and November 20, 2001, the Company completed the sale of 16,000,000 and 1,992,000, respectively, of newly issued shares of common stock for $38.00 per share ($36.67 per share net of commissions and expenses) resulting in net proceeds of $659,767.

  Stock Splits

     On June 20, 2001, the Company's Board of Directors declared a four for three stock split for shareholders of record as of July 3, 2001, which was distributed July 19, 2001. The stock split has been reflected in all share data contained in these consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

  Stock Repurchase Program

     On May 13, 2002, the Company's Board of Directors authorized a plan to repurchase up to 7.5 million shares of the Company's common stock. Under the plan, the Company could repurchase shares of its common stock in the open-market from time to time, depending on market conditions, share price and other factors. During the year ended December 31, 2002, the Company completed the plan, repurchasing 7.5 million shares for a total purchase price of $166,274.

  Accumulated Other Comprehensive Income

     Accumulated other comprehensive income consists of the following components:

                                                              2002    2003
                                                              ----   ------
Net unrealized gains on marketable securities, net of tax...  $45    $  719
Foreign currency translation, net of tax....................   --       394
                                                              ---    ------
                                                              $45    $1,113
                                                              ===    ======

  Stock Option Plans

     The Company has various incentive stock plans for executives and employees. In connection with the plans, options to purchase common stock are granted at option prices not less than the fair market values of the common stock at the time the options are granted and either vest immediately or ratably over a period of up to ten years from the grant date. As of December 31, 2003, options for 8,802,537 shares of common stock are available for future grant. A total of 4,648,646, 4,908,317 and 3,849,864 options to purchase common stock were outstanding under these plans as of December 31, 2001, 2002 and 2003, respectively, of which 3,276,934, 4,211,652, and 3,561,167, respectively, were exercisable.

     Certain of the incentive stock plans allow for employee payment of option exercise prices in the form of either cash or previously held common stock of the Company. Shares tendered in payment of the option exercise price must be owned by the employee making the tender, for either six months or one year depending on how the shares were acquired, prior to the date of tender.

     A summary of the status of the Company's plans as of December 31, 2003 and changes during the years ended December 31, 2001, 2002 and 2003 are presented in the table below:

                                                     2001          2002         2003
                                                  -----------   ----------   ----------
Outstanding options, January 1..................    5,882,509    4,648,646    4,908,317
  Exercised.....................................   (1,972,628)    (436,160)    (578,245)
  Granted.......................................      915,712      895,750      101,000
  Cancelled.....................................     (176,947)    (199,919)    (581,208)
                                                  -----------   ----------   ----------
Outstanding options, December 31................    4,648,646    4,908,317    3,849,864
                                                  ===========   ==========   ==========
Weighted average price of options outstanding,
  January 1.....................................  $     15.45   $    20.83   $    21.27
                                                  ===========   ==========   ==========
Weighted average price of options exercised.....  $     13.46   $     9.95   $     7.31
                                                  ===========   ==========   ==========
Weighted average price of options granted.......  $     38.39   $    19.69   $    13.95
                                                  ===========   ==========   ==========
Weighted average price of options cancelled.....  $     15.67   $    28.52   $    25.90
                                                  ===========   ==========   ==========
Weighted average price of options outstanding,
  December 31...................................  $     20.83   $    21.27   $    22.48
                                                  ===========   ==========   ==========

                           KING PHARMACEUTICALS, INC.

     Options outstanding at December 31, 2003 have exercise prices between $4.67 and $44.26, with a weighted average exercise price of $22.48 and a remaining contractual life of approximately 6.22 years.

                                                                  WEIGHTED      WEIGHTED
                                                                   AVERAGE       AVERAGE
                                                                  EXERCISE      REMAINING
RANGE OF EXERCISE                                                 PRICE PER    CONTRACTUAL
PRICES PER SHARE                                       SHARES       SHARE     LIFE IN YEARS
-----------------                                     ---------   ---------   -------------
Outstanding:
  $4.67-$18.96......................................  1,075,073    $ 8.36         3.51
  $18.98-$29.81.....................................  1,453,783     20.85         7.15
  $30.25-$44.26.....................................  1,321,008     35.77         7.41
                                                      ---------    ------
  $4.67-$44.26......................................  3,849,864    $22.48
                                                      =========    ======

                                                                              WEIGHTED
RANGE OF EXERCISE                                                         AVERAGE EXERCISE
PRICES PER SHARE                                               SHARES     PRICE PER SHARE
-----------------                                             ---------   ----------------
Exercisable:
  $4.67-$18.96..............................................    959,818        $ 7.77
  $18.98-$29.81.............................................  1,281,091         20.92
  $30.25-44.26..............................................  1,320,258         35.77
                                                              ---------        ------
  $4.67-$44.26..............................................  3,561,167        $22.88
                                                              =========        ======

     During 2001, 2002 and 2003, the Company granted 53,332, 50,000 and 70,000 options, respectively, of common stock to its directors under the 1998 Stock Option Plan at an exercise price equal to market value at the date of grant. The options vested immediately upon grant for the 2001 and 2002 grants and after one year of service for the 2003 grant. Options totaling 304,965 issued under the 1998 Stock Option Plan were outstanding at December 31, 2003 of which 234,965 were fully vested. Options under the 1998 Stock Option Plan expire 10 years from the date of grant. These options are included in amounts reflected in the above tables.

21.  INCOME PER COMMON SHARE

     The basic and diluted income per common share was determined based on the following share data:

                                                   2001          2002          2003
                                                -----------   -----------   -----------
Basic income per common share:
  Weighted average common shares..............  231,542,983   244,375,770   240,989,093
                                                ===========   ===========   ===========
Diluted income per common share:
  Weighted average common shares..............  231,542,983   244,375,770   240,989,093
  Effect of dilutive stock options............    2,363,376     1,322,898       537,540
                                                -----------   -----------   -----------
  Weighted average common shares..............  233,906,359   245,698,668   241,526,633
                                                ===========   ===========   ===========

     The weighted average stock options that were anti-dilutive at December 31, 2001, 2002 and 2003 were 220,431, 1,669,922, and 3,034,318 shares, respectively.
The convertible debentures could also be converted into 6,877,990 shares of common stock in the future, subject to certain contingencies outlined in the indenture (Note 12). Because such contingencies were not fulfilled, the convertible debentures were not considered in the calculation of diluted income per common share.

                           KING PHARMACEUTICALS, INC.

22.  RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

     In the first quarter of 2002, the Company adopted SFAS No. 141, "Business Combinations," and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations to be accounted for under the purchase method of accounting. SFAS No. 141 was effective for all business combinations initiated after June 30, 2001. SFAS No. 142 modifies the accounting and reporting for acquired intangible assets at the time of acquisition and in subsequent periods. Intangible assets which have finite lives must be amortized over their estimated useful life. Intangible assets with indefinite lives will not be amortized, but evaluated annually for impairment.

     SFAS No. 142 also required an additional impairment test for existing goodwill ($12,742) and for the indefinite-lived intangible assets ($19,192) that existed at the time SFAS No. 142 was adopted to determine whether any write-down was required as of the beginning of 2002. Upon completion of such testing, management determined that no write-down to the carrying value of these assets was required.

     The following table reflects consolidated results adjusted as though the adoption of SFAS No. 142 occurred as of January 1, 2001:

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           2001        2002        2003
                                                         ---------   ---------   ---------
Net income:
  As reported:.........................................  $217,936    $182,520    $105,856
     Goodwill amortization.............................       408          --          --
     Indefinite-life intangibles amortization..........       595          --          --
                                                         --------    --------    --------
          As adjusted..................................  $218,939    $182,520    $105,856
                                                         ========    ========    ========
Basic income per common share:
  As reported:.........................................  $   0.94    $   0.75    $   0.44
     Goodwill amortization.............................        --          --          --
     Indefinite-life intangibles amortization..........      0.01          --          --
                                                         --------    --------    --------
          As adjusted..................................  $   0.95    $   0.75    $   0.44
                                                         ========    ========    ========
Diluted income per common share:
  As reported:.........................................  $   0.93    $   0.74    $   0.44
     Goodwill amortization.............................        --          --          --
     Indefinite-life intangibles amortization..........      0.01          --          --
                                                         --------    --------    --------
          As adjusted..................................  $   0.94    $   0.74    $   0.44
                                                         ========    ========    ========

     In May 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002." SFAS No. 145 was effective for fiscal periods beginning after May 15, 2002. The primary impact on the Company of adopting SFAS No. 145 was that gains and losses incurred upon the extinguishment of debt will no longer qualify for extraordinary item treatment in the income statement but will normally be presented as a non-operating gain or loss. Accordingly, the Company reclassified the loss incurred upon the extinguishment of debt during the year ended December 31, 2001 to other expense.

23.  RESTRUCTURING ACTIVITIES AND EXECUTIVE RETIREMENTS

     During 2002, the Company consolidated the international division into the Company's operations in Bristol, Tennessee, decided to sell the veterinary business, and decided to terminate production at one of its facilities. These activities eliminated approximately 35 employee positions of which approximately 16 were hourly and 19 were salaried. Also during 2002, two executives retired and were paid $4,325.

                           KING PHARMACEUTICALS, INC.

Accordingly, the Company incurred a charge of $5,911 during the year ended December 31, 2002. The Company had $2,216 accrued relating to these activities as of December 31, 2002, which was paid during 2003.

24.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table sets forth summary financial information for the years ended December 31, 2002 and 2003:

               2002 BY QUARTER                   FIRST      SECOND     THIRD      FOURTH
               ---------------                  --------   --------   --------   --------
Total revenues................................  $255,631   $268,112   $301,529   $263,221
Gross profit..................................   207,839    213,949    239,120    136,488
Operating income (loss).......................   111,548    106,261    121,927    (67,978)
Net income (loss).............................    71,320     58,398     84,245    (31,443)
Basic income (loss) per common share(1):
  Net income (loss)...........................  $   0.29   $   0.24   $   0.35   $  (0.13)
Diluted income (loss) per common share(1):
  Net income (loss)...........................  $   0.29   $   0.24   $   0.35   $  (0.13)

               2003 BY QUARTER                   FIRST      SECOND     THIRD      FOURTH
               ---------------                  --------   --------   --------   --------
Total revenues................................  $338,421   $367,015   $423,137   $380,680
Gross profit..................................   258,980    275,371    333,292    259,815
Operating income (loss).......................    (3,078)   (59,549)   164,729     73,759
Net income (loss).............................    (7,193)   (35,015)   106,087     41,977
Basic (loss) income per common share(1):
  Net (loss) income...........................  $  (0.03)  $  (0.15)  $   0.44   $   0.17
Diluted (loss) income per common share(1):
  Net (loss) income...........................  $  (0.03)  $  (0.15)  $   0.44   $   0.17

---------------

(1) Quarterly amounts do not total to annual amounts due to the effect of rounding on a quarterly basis.

     The information shown above for the fourth quarter of 2002 reflects significant charges consisting of a $46.5 million adjustment to the Company's accrual for estimated amounts due under Medicaid and other governmental pricing programs, $375 of which is included in discontinued operations. Included in the $46.5 million adjustment are amounts representing corrections of immaterial errors. The impact of these immaterial errors in each of the three quarters prior to the fourth quarter of 2002 on revenues is $5,495, $2,831, and $2,070, respectively, and on diluted income per common share is $0.02, $0.01, and $0.01, respectively.

     The information shown above for the fourth quarter 2003 reflects

     - an $18,000 adjustment reducing total revenues for estimated amounts due under Medicaid for the period from 1998 to 2002, $112 of which is included in discontinued operations,

     - a $900 adjustment reducing total revenues for estimated amounts due under Medicaid for the period from 1994 to 1997,

     - a $280 adjustment reducing royalty expense related to royalties due on the Company's Altace(R) product as a result of the Medicaid adjustment during 2003 described above,

     - a $15,212 adjustment reducing the co-promotion fees paid to our Altace(R) co-promotion colleague as a result of the charges described above for amounts due under Medicaid and other governmental pricing programs for the years 1998 to 2002. Specifically (a) the Company recovered on a pre-tax

                           KING PHARMACEUTICALS, INC.

       basis $9,514 in fees which the Company previously accrued during the fourth quarter of 2002 and has reduced the accrual for these fees by this amount in the fourth quarter of 2003 and (b) fees under the Co-Promotion Agreement for Altace(R) in the fourth quarter of 2003 were reduced on a pre-tax basis by an additional $5,698 as a result of the Medicaid accrual adjustment recorded in that quarter.

25.  SUBSEQUENT EVENTS

     On February 19, 2004, Jefferson J. Gregory announced his plan to retire as the Chief Executive Officer of the Company. The Company's Board of Directors has begun a search for a new Chief Executive Officer and Mr. Gregory intends to continue as Chief Executive Officer until a successor is appointed.

     On February 19, 2004 the Company transferred an additional $19,000 into escrow to cover the additional Medicaid accrual for the period from 1994 to 2002. This amount has been reflected as restricted cash in the accompanying financial statements.

26.  DISCONTINUED OPERATIONS

     Ongoing research, referred to as the Women's Health Initiative, is being conducted by the National Institutes of Health. Data from the trial released in July 2002 indicated that an increase in certain health risks may result from the long-term use of a competitor's combination hormone replacement therapy for women. News of this data and the perception it has created have negatively affected the entire combination hormone therapy and the oral estrogen therapy markets including the Company's products Prefest(R) and Menest(R). Prescriptions for some of the Company's other women's health products have also continued to decline over the past few years primarily due to the availability of generics. On March 30, 2004, the Company's Board of Directors approved management's decision to market for divestiture some of the Company's women's health products, including Prefest(R), Nordette(R), and Menest(R). The Company recorded an asset impairment charge of $169,591 to adjust the carrying value of the intangible assets associated with these products to their estimated fair value during the first quarter of 2004. The Company is now actively marketing these assets to potential purchasers and plans to divest such assets by the end of the first quarter of 2005.

     The Prefest(R) and Nordette(R) product rights held for sale have identifiable cash flows that are largely independent of the cash flows of other groups of assets and liabilities and have been classified as discontinued operations in the accompanying financial statements. Prefest(R) and Nordette(R) are included in the Company's branded pharmaceuticals segment.

     The major classes of assets associated with discontinued operations in the accompanying financial statements are as follows:

                                                          2001       2002       2003
                                                        --------   --------   --------
Inventories...........................................  $  3,013   $  4,547   $  4,012
Intangible assets, net................................   104,951    208,331    204,501
                                                        --------   --------   --------
  Total assets........................................  $107,964   $212,878   $208,513
                                                        ========   ========   ========

     Summarized financial information for the discontinued operations are as follows:

                                                            2001      2002      2003
                                                           -------   -------   -------
Total revenues...........................................  $23,108   $39,841   $12,135
Operating income (loss), including expected loss on
  disposal...............................................   14,887    22,443    (9,747)
Net income (loss)........................................    9,230    14,074    (6,091)

                           KING PHARMACEUTICALS, INC.

27.  GUARANTOR FINANCIAL STATEMENTS

     Each of the Company's subsidiaries, except Monarch Pharmaceuticals Ireland Limited formed in January, 2003 (the "Guarantor Subsidiaries"), has guaranteed, on a full, unconditional and joint and several basis, the Company's performance under the $345,000, 2 3/4% Convertible Debentures due 2021 and under the $400,000 Senior Secured Revolving Credit Facility on a joint and several basis. There are no restrictions under the Company's financing arrangements on the ability of the Guarantor Subsidiaries to distribute funds to the Company in the form of cash dividends, loans or advances. The following combined financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries (condensed consolidating financial data). Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management has determined that such information would not be material to the holders of the debt.

                           KING PHARMACEUTICALS, INC.

                             GUARANTOR SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                  DECEMBER 31, 2002
                                                ------------------------------------------------------
                                                              GUARANTOR     ELIMINATING       KING
                                                   KING      SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                                ----------   ------------   -----------   ------------
ASSETS
Current assets:
Cash and cash equivalents.....................  $  594,385    $   (6,160)   $        --    $  588,225
Marketable securities.........................     227,263            --             --       227,263
Restricted cash...............................          --            --             --            --
Accounts receivable, net......................      17,352       151,469         (8,834)      159,987
Inventories...................................      45,761       116,845             --       162,606
Deferred income tax assets....................      36,328        69,840             --       106,168
Prepaid expenses and other current assets.....       7,996         4,910             --        12,906
Assets related to discontinued operations.....          --         4,547             --         4,547
                                                ----------    ----------    -----------    ----------
       Total current assets...................     929,085       341,451         (8,834)    1,261,702
Property, plant, and equipment, net...........      51,587       165,527             --       217,114
Goodwill......................................          --        12,742             --        12,742
Intangible assets, net........................     892,793       118,447             --     1,011,240
Other assets..................................      25,254        14,277             --        39,531
Deferred income tax assets....................          --            --             --            --
Assets related to discontinued operations.....          --       208,331             --       208,331
Investment in subsidiaries....................   1,126,245            --     (1,126,245)           --
                                                ----------    ----------    -----------    ----------
       Total assets...........................  $3,024,964    $  860,775    $(1,135,079)   $2,750,660
                                                ==========    ==========    ===========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable..............................  $   26,119    $   32,604    $    (8,834)   $   49,889
Accrued expenses..............................      42,542       254,986             --       297,528
Income taxes payable..........................      18,870         2,377             --        21,247
Current portion of long-term debt.............       1,300            --             --         1,300
                                                ----------    ----------    -----------    ----------
       Total current liabilities..............      88,831       289,967         (8,834)      369,964
Long-term debt................................     345,093            --             --       345,093
Deferred income tax liabilities...............      11,991        21,605             --        33,596
Other liabilities.............................      70,074           750             --        70,824
Intercompany (receivable) payable.............     577,792      (577,792)            --            --
                                                ----------    ----------    -----------    ----------
       Total liabilities......................   1,093,781      (265,470)        (8,834)      819,477
                                                ----------    ----------    -----------    ----------
Shareholders' equity..........................   1,931,183     1,126,245     (1,126,245)    1,931,183
                                                ----------    ----------    -----------    ----------
       Total liabilities and shareholders'
        equity................................  $3,024,964    $  860,775    $(1,135,079)   $2,750,660
                                                ==========    ==========    ===========    ==========

                                                                          DECEMBER 31, 2003
                                                ----------------------------------------------------------------------
                                                              GUARANTOR     NON GUARANTOR   ELIMINATING       KING
                                                   KING      SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ----------   ------------   -------------   -----------   ------------
ASSETS
Current assets:
Cash and cash equivalents.....................  $  140,617    $    3,641       $ 1,795      $        --    $  146,053
Marketable securities.........................          --            --            --                             --
Restricted cash...............................      67,199        66,770            --               --       133,969
Accounts receivable, net......................       4,529       240,574         1,314               --       246,417
Inventories...................................     224,081        36,554           251               --       260,886
Deferred income tax assets....................      16,428       108,502            --               --       124,930
Prepaid expenses and other current assets.....       5,249        24,787            --               --        30,036
Assets related to discontinued operations.....       4,012            --            --               --         4,012
                                                ----------    ----------       -------      -----------    ----------
       Total current assets...................     462,115       480,828         3,360               --       946,303
Property, plant, and equipment, net...........     115,442       142,217            --               --       257,659
Goodwill......................................          --       121,355            --               --       121,355
Intangible assets, net........................       6,955     1,538,035         7,502               --     1,552,492
Other assets..................................      45,410        30,707            --               --        76,117
Deferred income tax assets....................      14,831         4,476            --               --        19,307
Assets related to discontinued operations.....          --       204,501            --               --       204,501
Investment in subsidiaries....................   2,308,924            --            --       (2,308,924)           --
                                                ----------    ----------       -------      -----------    ----------
       Total assets...........................  $2,953,677    $2,522,119       $10,862      $(2,308,924)   $3,177,734
                                                ==========    ==========       =======      ===========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable..............................  $   51,924    $   31,135       $    19      $        --    $   83,078
Accrued expenses..............................      55,764       450,269            --               --       506,033
Income taxes payable..........................      78,363           838           440               --        79,641
Current portion of long-term debt.............          97            --            --               --            97
                                                ----------    ----------       -------      -----------    ----------
       Total current liabilities..............     186,148       482,242           459               --       668,849
Long-term debt................................     345,000            --            --               --       345,000
Deferred income tax liabilities...............          --            --            --               --            --
Other liabilities.............................      50,953        70,752            --               --       121,705
Intercompany (receivable) payable.............     329,396      (333,103)        3,707               --            --
                                                ----------    ----------       -------      -----------    ----------
       Total liabilities......................     911,497       219,891         4,166               --     1,135,554
                                                ----------    ----------       -------      -----------    ----------
Shareholders' equity..........................   2,042,180     2,302,228         6,696       (2,308,924)    2,042,180
                                                ----------    ----------       -------      -----------    ----------
       Total liabilities and shareholders'
        equity................................  $2,953,677    $2,522,119       $10,862      $(2,308,924)   $3,177,734
                                                ==========    ==========       =======      ===========    ==========

                             GUARANTOR SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                                                                               DECEMBER 31, 2001
                                                              ----------------------------------------------------
                                                                          GUARANTOR     ELIMINATING       KING
                                                                KING     SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                                              --------   ------------   -----------   ------------
Revenues:
 Net sales..................................................  $ 27,206     $798,361      $ (23,187)    $ 802,380
 Royalty revenue............................................        --       46,774             --        46,774
                                                              --------     --------      ---------     ---------
       Total revenues.......................................    27,206      845,135        (23,187)      849,154
                                                              --------     --------      ---------     ---------
Operating costs and expenses:
 Costs of revenues..........................................    26,425      180,624        (23,187)      183,862
 Selling, general and administrative........................    12,660      227,167             --       239,827
 Depreciation and amortization..............................    23,381       20,119             --        43,500
 Research and development...................................     8,199       18,308             --        26,507
 Intangible asset impairment................................        --           --             --            --
 Merger, restructuring and other nonrecurring charges.......      (361)       4,440             --         4,079
 Gain on sale of intangible assets..........................        --           --             --            --
                                                              --------     --------      ---------     ---------
       Total operating costs and expenses...................    70,304      450,658        (23,187)      497,775
                                                              --------     --------      ---------     ---------
Operating income............................................   (43,098)     394,477             --       351,379
                                                              --------     --------      ---------     ---------
Other income (expense):
 Interest income............................................     9,472        1,503             --        10,975
 Interest expense...........................................   (13,398)         714             --       (12,684)
 Valuation charge -- convertible notes receivable...........        --           --             --            --
 Extinguishment of debt expense.............................   (22,903)          --             --       (22,903)
 Other, net.................................................     8,593       (2,280)            --         6,313
 Equity in earnings of subsidiaries.........................   246,856           --       (246,856)           --
 Intercompany interest (expense)............................    16,147      (16,147)            --            --
                                                              --------     --------      ---------     ---------
       Total other income (expense).........................   244,767      (16,210)      (246,856)      (18,299)
                                                              --------     --------      ---------     ---------
Income from continuing operations before income taxes and
 cumulative effect of change in accounting principle........   201,669      378,267       (246,856)      333,080
Income tax (expense) benefit................................    16,812     (140,641)            --      (123,829)
Income from continuing operations before cumulative effect
 of change in accounting principle..........................   218,481      237,626       (246,856)      209,251
Discontinued operations:
 Income from discontinued operations........................        --       14,887             --        14,887
 Income tax expense.........................................        --       (5,657)            --        (5,657)
   Total income from discontinued operations................        --        9,230             --         9,230
                                                              --------     --------      ---------     ---------
Income (loss) before cumulative effect of change in
 accounting principle.......................................   218,481      246,856       (246,856)      218,481
Cumulative effect of change in accounting principle.........      (545)          --             --          (545)
                                                              --------     --------      ---------     ---------
   Net income...............................................  $217,936     $246,856      $(246,856)    $ 217,936
                                                              ========     ========      =========     =========


                                                                               DECEMBER 31, 2002
                                                              ----------------------------------------------------
                                                                          GUARANTOR     ELIMINATING       KING
                                                                KING     SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                                              --------   ------------   -----------   ------------
Revenues:
 Net sales..................................................  $235,154    $1,028,140     $(233,175)    $1,030,119
 Royalty revenue............................................        --        58,375            --         58,375
                                                              --------    ----------     ---------     ----------
       Total revenues.......................................   235,154     1,086,515      (233,175)     1,088,494
                                                              --------    ----------     ---------     ----------
Operating costs and expenses:
 Costs of revenues..........................................   122,922       401,351      (233,175)       291,098
 Selling, general and administrative........................    14,166       347,157            --        361,323
 Depreciation and amortization..............................    35,658        15,719            --         51,377
 Research and development...................................    12,676        27,508            --         40,184
 Intangible asset impairment................................    66,844            --            --         66,844
 Merger, restructuring and other nonrecurring charges.......        --         5,911            --          5,911
 Gain on sale of intangible assets..........................        --            --            --             --
                                                              --------    ----------     ---------     ----------
       Total operating costs and expenses...................   252,266       797,646      (233,175)       816,737
                                                              --------    ----------     ---------     ----------
Operating income............................................   (17,112)      288,869            --        271,757
                                                              --------    ----------     ---------     ----------
Other income (expense):
 Interest income............................................    21,227         1,168            --         22,395
 Interest expense...........................................   (12,400)          (19)           --        (12,419)
 Valuation charge -- convertible notes receivable...........   (35,629)           --            --        (35,629)
 Extinguishment of debt expense.............................        --            --            --             --
 Other, net.................................................      (190)         (694)           --           (884)
 Equity in earnings of subsidiaries.........................   202,483            --      (202,483)            --
 Intercompany interest (expense)............................     8,916        (8,916)           --             --
                                                              --------    ----------     ---------     ----------
       Total other income (expense).........................   184,407        (8,461)     (202,483)       (26,537)
                                                              --------    ----------     ---------     ----------
Income from continuing operations before income taxes and
 cumulative effect of change in accounting principle........   167,295       280,408      (202,483)       245,220
Income tax (expense) benefit................................    15,225       (91,999)           --        (76,774)
Income from continuing operations before cumulative effect
 of change in accounting principle..........................   182,520       188,409      (202,483)       168,446
Discontinued operations:
 Income from discontinued operations........................        --        22,443            --         22,443
 Income tax expense.........................................        --        (8,369)           --         (8,369)
   Total income from discontinued operations................        --        14,074            --         14,074
                                                              --------    ----------     ---------     ----------
Income (loss) before cumulative effect of change in
 accounting principle.......................................   182,520       202,483      (202,483)       182,520
Cumulative effect of change in accounting principle.........        --            --            --             --
                                                              --------    ----------     ---------     ----------
   Net income...............................................  $182,520    $  202,483     $(202,483)    $  182,520
                                                              ========    ==========     =========     ==========

                                                                        DECEMBER 31, 2003
                                                              --------------------------------------
                                                                                            NON-
                                                                          GUARANTOR      GUARANTOR
                                                                KING     SUBSIDIARIES   SUBSIDIARIES
                                                              --------   ------------   ------------
Revenues:
 Net sales..................................................  $329,974    $1,437,339     $   3,056
 Royalty revenue............................................        --        68,365            --
                                                              --------    ----------     ---------
       Total revenues.......................................   329,974     1,505,704         3,056
                                                              --------    ----------     ---------
Operating costs and expenses:
 Costs of revenues..........................................   145,931       564,462           882
 Selling, general and administrative........................    65,800       421,278           106
 Depreciation and amortization..............................     8,013       105,309           423
 Research and development...................................       900       237,178            --
 Intangible asset impairment................................     7,425       117,191            --
 Merger, restructuring and other nonrecurring charges.......        --            --            --
 Gain on sale of intangible assets..........................      (810)      (11,215)           --
                                                              --------    ----------     ---------
       Total operating costs and expenses...................   227,259     1,434,203         1,411
                                                              --------    ----------     ---------
Operating income............................................   102,715        71,501         1,645
                                                              --------    ----------     ---------
Other income (expense):
 Interest income............................................     5,960           889            --
 Interest expense...........................................   (13,391)           (5)           --
 Valuation charge -- convertible notes receivable...........    18,151            --            --
 Extinguishment of debt expense.............................        --            --            --
 Other, net.................................................      (649)         (150)          170
 Equity in earnings of subsidiaries.........................    67,380            --            --
 Intercompany interest (expense)............................    (9,567)        9,567            --
                                                              --------    ----------     ---------
       Total other income (expense).........................    67,884        10,301           170
                                                              --------    ----------     ---------
Income from continuing operations before income taxes and
 cumulative effect of change in accounting principle........   170,599        81,802         1,815
Income tax (expense) benefit................................   (58,652)      (15,601)         (636)
Income from continuing operations before cumulative effect
 of change in accounting principle..........................   111,947        66,201         1,179
Discontinued operations:
 Income from discontinued operations........................    (6,091)       (9,747)           --
 Income tax expense.........................................        --         3,656            --
   Total income from discontinued operations................    (6,091)       (6,091)           --
                                                              --------    ----------     ---------
Income (loss) before cumulative effect of change in
 accounting principle.......................................   105,856        60,110         1,179
Cumulative effect of change in accounting principle.........        --            --            --
                                                              --------    ----------     ---------
   Net income...............................................   105,856        60,110     $   1,179
                                                              ========    ==========     =========

                                                                   DECEMBER 31, 2003
                                                              ---------------------------

                                                              ELIMINATING        KING
                                                                ENTRIES      CONSOLIDATED
                                                              ------------   ------------
Revenues:
 Net sales..................................................   $ (329,481)    $1,440,888
 Royalty revenue............................................           --         68,365
                                                               ----------     ----------
       Total revenues.......................................     (329,481)     1,509,253
                                                               ----------     ----------
Operating costs and expenses:
 Costs of revenues..........................................     (329,481)       381,794
 Selling, general and administrative........................           --        487,184
 Depreciation and amortization..............................           --        113,745
 Research and development...................................           --        238,078
 Intangible asset impairment................................           --        124,616
 Merger, restructuring and other nonrecurring charges.......           --             --
 Gain on sale of intangible assets..........................           --        (12,025)
                                                               ----------     ----------
       Total operating costs and expenses...................     (329,481)     1,333,392
                                                               ----------     ----------
Operating income............................................           --        175,861
                                                               ----------     ----------
Other income (expense):
 Interest income............................................           --          6,849
 Interest expense...........................................           --        (13,396)
 Valuation charge -- convertible notes receivable...........           --         18,151
 Extinguishment of debt expense.............................           --             --
 Other, net.................................................           --           (629)
 Equity in earnings of subsidiaries.........................      (67,380)            --
 Intercompany interest (expense)............................           --             --
                                                               ----------     ----------
       Total other income (expense).........................      (67,380)        10,975
                                                               ----------     ----------
Income from continuing operations before income taxes and
 cumulative effect of change in accounting principle........      (67,380)       186,836
Income tax (expense) benefit................................           --        (74,889)
Income from continuing operations before cumulative effect
 of change in accounting principle..........................      (67,380)       111,947
Discontinued operations:
 Income from discontinued operations........................        6,091         (9,747)
 Income tax expense.........................................           --          3,656
   Total income from discontinued operations................        6,091         (6,091)
                                                               ----------     ----------
Income (loss) before cumulative effect of change in
 accounting principle.......................................      (61,289)       105,856
Cumulative effect of change in accounting principle.........           --             --
                                                               ----------     ----------
   Net income...............................................   $  (61,289)    $  105,856
                                                               ==========     ==========

                           KING PHARMACEUTICALS, INC.

                             GUARANTOR SUBSIDIARIES
                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                                 DECEMBER 31, 2001
                                                              -------------------------------------------------------
                                                                            GUARANTOR                        KING
                                                                 KING      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                              ----------   ------------   ------------   ------------
Cash flows from operating activities of continuing
 operations:
 Net income from continuing operations......................  $  208,706    $ 237,626      $(237,626)     $ 208,706
Equity in earnings of subsidiaries..........................    (237,626)          --        237,626             --
 Adjustments to reconcile net income to net cash provided by
 Operating activities:
 Depreciation and amortization..............................      23,383       20,117             --         43,500
 Amortization of deferred financing costs...................       1,040           --             --          1,040
 Extinguishment of debt expense.............................      22,902           --             --         22,902
 Cumulative effect of change in accounting principle........         870           --             --            870
 Stock compensation charge..................................       3,229           --             --          3,229
 Write-down of inventory....................................          --           --             --             --
 Deferred income taxes......................................      14,957          252             --         15,209
 Valuation charge on convertible notes receivable...........          --           --             --             --
 Net unrealized gain on convertible senior notes............      (8,546)          --             --         (8,546)
 Tax benefits of stock options exercised....................      12,430           --             --         12,430
 Impairment of intangible assets............................          --           --             --             --
 In-process research and development charges................          --           --             --             --
 Gain on sales of intangible assets.........................          --           --             --             --
 Other non-cash items, net..................................         (15)       2,963             --          2,948
 Changes in operating assets and liabilities:
   Accounts receivable......................................      (5,829)     (42,069)         3,784        (44,114)
   Inventories..............................................     (14,827)     (29,769)            --        (44,596)
   Prepaid expenses and other current assets................      17,010      (17,494)            --           (484)
   Other assets.............................................        (993)       4,129             --          3,136
   Accounts payable.........................................       1,902       (7,840)        (3,784)        (9,722)
   Accrued expenses and other liabilities...................      (4,667)      46,186             --         41,519
   Deferred revenue.........................................      (9,247)          --             --         (9,247)
   Income taxes.............................................      16,540        6,780             --         23,320
                                                              ----------    ---------      ---------      ---------
Net cash flows (used in) provided by operating activities of
 continuing operations......................................      41,219      220,881             --        262,100
                                                              ----------    ---------      ---------      ---------
Cash flows from investing activities of continuing
 operations:
 Purchase of investment securities..........................     (49,880)          --             --        (49,880)
 Proceeds from maturity and sale of investment securities...          --           --             --             --
 Transfer (to)/from restricted cash.........................          --           --             --             --
 Convertible senior note....................................     (10,000)          --             --        (10,000)
 Loans receivable...........................................          --      (15,000)            --        (15,000)
 Purchases of property, plant and equipment.................     (12,064)     (28,103)            --        (40,167)
 Acquisition of primary care business of Elan...............          --           --             --             --
 Acquisition of Meridian....................................          --           --             --             --
 Purchases of intangible assets.............................    (286,500)          --             --       (286,500)
 Proceeds from loan receivable..............................          --       14,086             --         14,086
 Proceeds from sale of intangible assets....................       3,332           --             --          3,332
 Other investing activities.................................          --        1,446             --          1,446
                                                              ----------    ---------      ---------      ---------
Net cash used in investing activities of continuing
 operations.................................................    (355,112)     (27,571)            --       (382,683)
                                                              ----------    ---------      ---------      ---------
Cash flows from financing activities of continuing
 operations:
 Proceeds from revolving credit facility....................      75,000           --             --         75,000
 Payments on revolving credit facility......................     (75,000)          --             --        (75,000)
 Proceeds from issuance of common shares and exercise of
   stock options, net.......................................     684,435           --             --        684,435
 Stock repurchases..........................................          --           --             --             --
 Payment of senior subordinated debt........................    (115,098)          --             --       (115,098)
 Payments on other long-term debt...........................      (1,460)         (29)            --         (1,489)
 Proceeds from convertible debentures.......................     345,000           --             --        345,000
 Debt issuance costs........................................     (11,100)          --             --        (11,100)
 Other......................................................        (418)          --             --           (418)
 Intercompany...............................................     212,609     (212,609)            --             --
                                                              ----------    ---------      ---------      ---------
Net cash provided by (used in) financing activities of
 continuing operations......................................   1,113,968     (212,638)            --        901,330
                                                              ----------    ---------      ---------      ---------
Net cash provided by discontinued operations................          --       17,460             --         17,460
Increase (decrease) in cash and cash equivalents............     800,075       (1,868)            --        798,207
Cash and cash equivalents, beginning of period..............      82,316       (5,921)            --         76,395
                                                              ----------    ---------      ---------      ---------
Cash and cash equivalents, end of period....................  $  882,391    $  (7,789)     $      --      $ 874,602
                                                              ==========    =========      =========      =========


                                                                                DECEMBER 31, 2002
                                                              ------------------------------------------------------
                                                                           GUARANTOR                        KING
                                                                KING      SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                              ---------   ------------   ------------   ------------
Cash flows from operating activities of continuing
 operations:
 Net income from continuing operations......................  $ 168,446    $ 188,409      $(188,409)     $ 168,446
Equity in earnings of subsidiaries..........................   (188,409)          --        188,409             --
 Adjustments to reconcile net income to net cash provided by
 Operating activities:
 Depreciation and amortization..............................     36,333       15,718             --         52,051
 Amortization of deferred financing costs...................      2,898           --             --          2,898
 Extinguishment of debt expense.............................         --           --             --             --
 Cumulative effect of change in accounting principle........         --           --             --             --
 Stock compensation charge..................................         --           --             --             --
 Write-down of inventory....................................         --       15,152             --         15,152
 Deferred income taxes......................................    (29,972)     (48,089)            --        (78,061)
 Valuation charge on convertible notes receivable...........     35,443           --             --         35,443
 Net unrealized gain on convertible senior notes............         --           --             --             --
 Tax benefits of stock options exercised....................      2,206           --             --          2,206
 Impairment of intangible assets............................     66,844           --             --         66,844
 In-process research and development charges................     12,000           --             --         12,000
 Gain on sales of intangible assets.........................         --           --             --             --
 Other non-cash items, net..................................       (873)       5,398             --          4,525
 Changes in operating assets and liabilities:
   Accounts receivable......................................     (4,617)      (2,787)         3,691         (3,713)
   Inventories..............................................    (27,078)     (42,115)            --        (69,193)
   Prepaid expenses and other current assets................     (6,330)       1,240             --         (5,090)
   Other assets.............................................          3       (1,023)            --         (1,020)
   Accounts payable.........................................     21,338       13,671         (3,691)        31,318
   Accrued expenses and other liabilities...................     53,476      143,828             --        197,304
   Deferred revenue.........................................     (9,090)          --             --         (9,090)
   Income taxes.............................................     23,589      (18,429)            --          5,160
                                                              ---------    ---------      ---------      ---------
Net cash flows (used in) provided by operating activities of
 continuing operations......................................    156,207      270,973             --        427,180
                                                              ---------    ---------      ---------      ---------
Cash flows from investing activities of continuing
 operations:
 Purchase of investment securities..........................   (823,112)          --             --       (823,112)
 Proceeds from maturity and sale of investment securities...    645,798           --             --        645,798
 Transfer (to)/from restricted cash.........................         --           --             --             --
 Convertible senior note....................................    (10,000)          --             --        (10,000)
 Loans receivable...........................................         --           --             --             --
 Purchases of property, plant and equipment.................    (15,214)     (58,373)            --        (73,587)
 Acquisition of primary care business of Elan...............         --           --             --             --
 Acquisition of Meridian....................................         --           --             --             --
 Purchases of intangible assets.............................   (210,800)          --             --       (210,800)
 Proceeds from loan receivable..............................         --        4,310             --          4,310
 Proceeds from sale of intangible assets....................         --           --             --             --
 Other investing activities.................................         28        4,360             --          4,388
                                                              ---------    ---------      ---------      ---------
Net cash used in investing activities of continuing
 operations.................................................   (413,300)     (49,703)            --       (463,003)
                                                              ---------    ---------      ---------      ---------
Cash flows from financing activities of continuing
 operations:
 Proceeds from revolving credit facility....................         --           --             --             --
 Payments on revolving credit facility......................         --           --             --             --
 Proceeds from issuance of common shares and exercise of
   stock options, net.......................................      4,402           --             --          4,402
 Stock repurchases..........................................   (166,274)          --             --       (166,274)
 Payment of senior subordinated debt........................         --           --             --             --
 Payments on other long-term debt...........................     (1,348)         (13)            --         (1,361)
 Proceeds from convertible debentures.......................         --           --             --             --
 Debt issuance costs........................................     (4,850)          --             --         (4,850)
 Other......................................................         --           --             --             --
 Intercompany...............................................    248,457     (248,457)            --             --
                                                              ---------    ---------      ---------      ---------
Net cash provided by (used in) financing activities of
 continuing operations......................................     80,387     (248,470)            --       (168,083)
                                                              ---------    ---------      ---------      ---------
Net cash provided by discontinued operations................   (111,300)      28,829             --        (82,471)
Increase (decrease) in cash and cash equivalents............   (288,006)       1,629             --       (286,377)
Cash and cash equivalents, beginning of period..............    882,391       (7,789)            --        874,602
                                                              ---------    ---------      ---------      ---------
Cash and cash equivalents, end of period....................  $ 594,385    $  (6,160)     $      --      $ 588,225
                                                              =========    =========      =========      =========

                                                                                        DECEMBER 31, 2003
                                                              ---------------------------------------------------------------------
                                                                                             NON
                                                                           GUARANTOR      GUARANTOR                        KING
                                                                KING      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                              ---------   ------------   ------------   ------------   ------------
Cash flows from operating activities of continuing
 operations:
 Net income from continuing operations......................  $ 111,947    $  66,201         1,179        $(67,380)       111,947
Equity in earnings of subsidiaries..........................    (67,380)          --            --          67,380             --
 Adjustments to reconcile net income to net cash provided by
 Operating activities:
 Depreciation and amortization..............................      8,914      105,335           423              --        114,672
 Amortization of deferred financing costs...................      3,160           --            --              --          3,160
 Extinguishment of debt expense.............................         --           --            --              --             --
 Cumulative effect of change in accounting principle........         --           --            --              --             --
 Stock compensation charge..................................         --           --            --              --             --
 Write-down of inventory....................................         --           --            --              --             --
 Deferred income taxes......................................     13,357     (143,950)           --              --       (130,593)
 Valuation charge on convertible notes receivable...........    (18,151)          --            --              --        (18,151)
 Net unrealized gain on convertible senior notes............         --           --            --              --             --
 Tax benefits of stock options exercised....................         --           --            --              --             --
 Impairment of intangible assets............................      7,425      117,191            --              --        124,616
 In-process research and development charges................         --      194,000            --              --        194,000
 Gain on sales of intangible assets.........................       (805)     (11,215)           --              --        (12,020)
 Other non-cash items, net..................................         47        6,011            --              --          6,058
 Changes in operating assets and liabilities:
   Accounts receivable......................................     12,823      (86,861)       (1,314)         (8,834)       (84,186)
   Inventories..............................................    (84,826)      31,560           411              --        (52,855)
   Prepaid expenses and other current assets................      1,189       26,118            --              --         27,307
   Other assets.............................................     (2,570)          (8)           --              --         (2,578)
   Accounts payable.........................................    (11,585)      37,440            19           8,834         34,708
   Accrued expenses and other liabilities...................     11,853       56,286            --              --         68,139
   Deferred revenue.........................................     (9,092)          --            --              --         (9,092)
   Income taxes.............................................     97,062      (36,948)          440              --         60,554
                                                              ---------    ---------       -------        --------      ---------
Net cash flows (used in) provided by operating activities of
 continuing operations......................................     73,368      361,160         1,158              --        435,686
                                                              ---------    ---------       -------        --------      ---------
Cash flows from investing activities of continuing
 operations:
 Purchase of investment securities..........................    (25,903)          --            --              --        (25,903)
 Proceeds from maturity and sale of investment securities...    253,097           --            --              --        253,097
 Transfer (to)/from restricted cash.........................    (67,743)          --            --              --        (67,743)
 Convertible senior note....................................         --           --            --              --             --
 Loans receivable...........................................         --           --            --              --             --
 Purchases of property, plant and equipment.................     (7,874)     (43,327)           --              --        (51,201)
 Acquisition of primary care business of Elan...............         --     (761,745)           --              --       (761,745)
 Acquisition of Meridian....................................   (253,908)      15,410            --              --       (238,498)
 Purchases of intangible assets.............................     (2,000)     (10,300)           --              --        (12,300)
 Proceeds from loan receivable..............................         --       13,320            --              --         13,320
 Proceeds from sale of intangible assets....................     14,460        1,199            --              --         15,659
 Other investing activities.................................         46          249            --              --            295
                                                              ---------    ---------       -------        --------      ---------
Net cash used in investing activities of continuing
 operations.................................................    (89,825)    (785,194)           --              --       (875,019)
                                                              ---------    ---------       -------        --------      ---------
Cash flows from financing activities of continuing
 operations:
 Proceeds from revolving credit facility....................    125,000           --            --              --        125,000
 Payments on revolving credit facility......................   (125,000)          --            --              --       (125,000)
 Proceeds from issuance of common shares and exercise of
   stock options, net.......................................      4,053           --            --              --          4,053
 Stock repurchases..........................................         --           --            --              --             --
 Payment of senior subordinated debt........................         --           --            --              --             --
 Payments on other long-term debt...........................     (1,296)          --            --              --         (1,296)
 Proceeds from convertible debentures.......................         --           --            --              --             --
 Debt issuance costs........................................       (214)          --            --              --           (214)
 Other......................................................         --           --            --              --             --
 Intercompany...............................................   (432,854)     432,217           637              --             --
                                                              ---------    ---------       -------        --------      ---------
Net cash provided by (used in) financing activities of
 continuing operations......................................   (430,311)     432,217           637              --          2,543
                                                              ---------    ---------       -------        --------      ---------
Net cash provided by discontinued operations................     (7,000)       1,618            --              --         (5,382)
Increase (decrease) in cash and cash equivalents............   (453,768)       9,801         1,795              --       (442,172)
Cash and cash equivalents, beginning of period..............    594,385       (6,160)           --              --        588,225
                                                              ---------    ---------       -------        --------      ---------
Cash and cash equivalents, end of period....................  $ 140,617    $   3,641         1,795        $     --        146,053
                                                              =========    =========       =======        ========      =========

                                       F-44